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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Bonanza Creek Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 27, 2016

Dear Stockholder:

              You are cordially invited to join us for our 2016 Annual Meeting of Stockholders to be held on Monday, June 6, 2016 at 11:00 a.m. at 410 17th Street, Suite 220, Denver, Colorado 80202.

              The materials following this letter include the formal Notice of Annual Meeting of Stockholders and the proxy statement. The proxy statement describes the business to be conducted at the meeting, including the election of two directors; the ratification of the appointment of Hein & Associates LLP as our independent auditors for the 2016 fiscal year; and the approval on a non-binding advisory basis of the 2015 compensation of our named executive officers.

              Whether you own a few or many shares of our stock, it is important that your shares be represented. Regardless of whether you plan to attend the Annual Meeting in person, please take a moment now to vote your proxy by completing and signing the enclosed proxy card and promptly returning it in the envelope provided, or by granting a proxy and giving voting instructions by telephone or the internet. Instructions on how to vote your shares are located on your proxy card or on the voting instruction card provided by your broker.

              The officers and directors of Bonanza Creek appreciate and encourage stockholder participation. We look forward to seeing you at the Annual Meeting.

Sincerely,

Richard J. Carty President and Chief Executive Officer

BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Bonanza Creek Energy, Inc.:

              Notice is hereby given that the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. (the "Company") will be held at 410 17th Street, Suite 220, Denver, Colorado 80202, on Monday, June 6, 2016, 11:00 a.m. local time (the "2016 Annual Meeting"). The 2016 Annual Meeting is being held for the following purposes:

                  1)  To elect the Class I directors named in this proxy statement to our board of directors;

                  2)  To ratify the selection of Hein & Associates LLP as the Company's independent registered public accountant for 2016;

                  3)  To approve, on an advisory basis, the compensation of our named executive officers; and

                  4)  To transact such other business as may properly come before the 2016 Annual Meeting.

              These proposals are described in the accompanying proxy materials. You will be able to vote at the 2016 Annual Meeting only if you were a stockholder of record at the close of business on April 22, 2016.

By Order of the Board of Directors,

Cyrus D. Marter IV Secretary

Denver, Colorado
April 27, 2016

YOUR VOTE IS IMPORTANT

              Please sign, date and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or the internet, so that you may be represented at the 2016 Annual Meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

i

ii

BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS

              The Board of Directors (the "Board") of Bonanza Creek Energy, Inc. ("we," "us," "our," "Bonanza Creek" or the "Company") requests your proxy for the 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting"), which will be held on Monday, June 6, 2016, 11:00 a.m. local time, at 410 17th Street, Suite 220, Denver, Colorado 80202. Distribution of these proxy solicitation materials is scheduled to begin on or about May 2, 2016. By granting the proxy, you authorize the persons named in the proxy to represent you and vote your shares at the 2016 Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the 2016 Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the 2016 Annual Meeting. If any other business properly comes before the stockholders for a vote at the 2016 Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

GENERAL INFORMATION

              If you attend the 2016 Annual Meeting, you may vote in person. If you are not present at the 2016 Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy. You may revoke the proxy in writing at any time before it is exercised at the 2016 Annual Meeting by delivering to the Company's Secretary a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the proxy or by signing and delivering to the Company's Secretary a proxy with a later date. Your attendance at the 2016 Annual Meeting will not revoke the proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or unless you vote your shares in person at the 2016 Annual Meeting.

Stockholders of Record and Beneficial Owners

              Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

              Stockholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and proxy materials are being sent by our transfer agent directly to you. As a stockholder of record, you have the right to vote by proxy or to vote in person at the 2016 Annual Meeting. The proxy materials include a proxy card for the 2016 Annual Meeting.

              Beneficial Owners.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. The proxy materials should include a proxy card or a voting instruction card for the 2016 Annual Meeting.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	1

Quorum and Voting

              Voting Stock.    The Company's common stock, par value $0.001 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

              Record Date.    The record date for stockholders entitled to notice of and to vote at the 2016 Annual Meeting was the close of business on April 22, 2016. As of the record date, 49,621,879 shares of the Company's common stock were outstanding and are entitled to be voted at the 2016 Annual Meeting.

              Quorum and Adjournments.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the 2016 Annual Meeting is necessary to constitute a quorum at the 2016 Annual Meeting.

              If a quorum is not present, the chair of the meeting or a majority of the stockholders entitled to vote who are present in person or by proxy at the 2016 Annual Meeting have the power to adjourn the 2016 Annual Meeting from time to time, without notice other than an announcement at the 2016 Annual Meeting, until a quorum is present. At any adjourned 2016 Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the 2016 Annual Meeting as originally notified.

              Vote Required.    The directors will be elected (Item One) by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of the directors. Ratification of the selection of the Company's independent registered public accountant for 2016 (Item Two) and approval, on an advisory basis, of the compensation of the Company's named executive officers (Item Three) will require the affirmative vote of the holders of a majority of the shares present and entitled to vote with respect to the matter. An automated system will tabulate the votes cast by proxy for the 2016 Annual Meeting, and the inspector of elections will tabulate votes cast in person at the 2016 Annual Meeting. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Non-discretionary items include the election of directors and approval, on an advisory basis of the compensation of the Company's named executive officers. For ratification of the selection of the Company's independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the 2016 Annual Meeting. Broker non-votes will not have any effect on the outcome of voting on the director election or the advisory vote on compensation of our named executive officers. For purposes of voting on the ratification of the selection of the Company's independent registered public accountant for 2016 and the advisory vote on compensation of our named executive officers, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

              Default Voting.    A proxy that is properly completed and submitted will be voted at the 2016 Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

  •
  FOR the nominees for Class I directors named in this proxy statement;

  •
  FOR the ratification of the selection of Hein & Associates LLP as the Company's independent registered public accountant for 2016; and
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	2

  •
  FOR the approval (on an advisory basis) of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the "SEC").

              If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the 2016 Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

              After the 2016 Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in "Item One—Election of Directors" below, the Board will be, and, as of the date of this proxy statement, the executive officers of the Company are:

Name	Age	Title	Director Class
James A. Watt	66	Chairman of the Board	I
Marvin M. Chronister	65	Director	III
Kevin A. Neveu	55	Director	II
Gregory P. Raih	68	Director	I
Jeff E. Wojahn	53	Director	III
Richard J. Carty	47	Director, President and Chief Executive Officer	III
Anthony G. Buchanon	56	Executive Vice President and Chief Operating Officer	—
Wade E. Jaques	43	Vice President and Chief Accounting Officer	—

              The Board has established the size of the Board at seven directors and the Board currently consists of six members with one vacancy. The Company's certificate of incorporation provides for the division of the Company's Board into three approximately equal classes. The current vacancy is in Class II. The term of office for the Class I directors will expire at the 2016 Annual Meeting; the term of office of Class II director will expire at the Annual Meeting of Stockholders to be held in 2017; and the term of office of the Class III directors will expire at the Annual Meeting of Stockholders to be held in 2018. Each Class I director elected at the 2016 Annual Meeting will serve a three-year term or until such director's successor is duly elected and qualified. At each succeeding annual meeting, directors elected to succeed those directors whose terms then expire will be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.

              Set forth below is biographical information about the nominees for director.

              James A. Watt was appointed to our Board in August 2012 and elected as Chairman effective November 11, 2014. Mr. Watt has served as President and Chief Executive Officer of Warren Resources, Inc., since November 2015. He served as director, President and Chief Executive Officer of Dune Energy, Inc. ("Dune") from April 2007 to July 2015. Dune Energy filed for Chapter 11 bankruptcy in March 2015 and wound-down its business in September 2015. Prior to joining Dune, Mr. Watt served as the Chief Executive Officer of Remington Oil and Gas Corporation ("Remington") from February 1998 and the Chairman of Remington from May 2003 until Helix Energy Solutions Group, Inc. ("Helix") acquired Remington in July 2006. From August 2006 through March 2007, he served as the Chairman and Chief Executive Officer of Maverick Oil & Gas, Inc. Mr. Watt currently serves on the board of directors of Helix where he also serves on the compensation and nominating and governance committees. He received a Bachelor of Science in Physics from Rensselaer Polytechnic Institute. We believe that Mr. Watt's qualification as an audit committee financial expert and his extensive experience in the oil and gas industry and board and executive leadership positions at other oil and gas companies bring important experience and industry expertise to our Board.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	3

              Gregory P. Raih was elected as a member of our Board in November 2011. Mr. Raih has over 46 years of experience dealing with finance and accounting matters for public and private companies and extensive experience with companies in the oil and gas industry. Mr. Raih currently serves on the board of directors of (i) General Moly, Inc., a U.S.-based mineral company engaged in the exploration and development of molybdenum projects where he also serves on the audit, finance and governance and nominating committees and (ii) Jonah Energy LLC, a North American exploration and production company, where he also serves as Chairman of the audit committee. Additionally, Mr. Raih is a National Association of Corporate Director's Board Leadership Fellow. Mr. Raih is a certified public accountant and served as a partner at KPMG LLP from 2002 to 2008 and as a partner at Arthur Andersen LLP from 1981 to 2002. Mr. Raih has a degree in Accounting from the University of Notre Dame. Mr. Raih's qualifications as an audit committee financial expert provide an essential skill set relevant to his service on our Board and as the chairman of our Audit Committee.

              Set forth below is biographical information about each of the Company's current directors and executive officers.

              Richard J. Carty was elected as Chairman of the Board upon the Company's formation in 2010 and was appointed by the Board effective November 11, 2014 to serve as the Company's President and Chief Executive Officer at which time he stepped down as Chairman but remained a member of our Board. From 2009 to 2013, he served as President of West Face Capital (USA) Corp, an affiliate of West Face Capital, a Toronto-based investment management firm, and served on the boards of directors of portfolio companies. Prior to that period, Mr. Carty was a Managing Director of Morgan Stanley Principal Strategies where he was responsible for the Special Situations, Strategic Investments and Global Quantitative Equity investment teams. Prior to Mr. Carty's 14 years at Morgan Stanley, he was a partner at Gordon Capital Corp for five years. We believe Mr. Carty's in-depth engagement with the Company since its formation in 2010, his experience in finance, accounting, and risk management, experience managing significant capital resources as an institutional investor in the oil and gas industry and experience on the boards of public companies, bring substantial leadership and skills to our Board.

              Marvin M. Chronister was elected to our Board in March 2011 and appointed by the Board on January 31, 2014 to serve as the Company's Interim President and Chief Executive Officer from January 31, 2014 through November 10, 2014. Mr. Chronister has over 36 years' experience in the oil and gas industry. From 2006 to the present, Mr. Chronister has been an independent investor, energy finance and operations consultant and owner of Enfield Companies. From 2004 until 2006, Mr. Chronister was the Financial Operations Practice Director of Jefferson Wells International, Inc. He served as Managing Director of Corporate Finance for Deloitte & Touche from 1990 to 2003, with previous positions in the oil and gas industry and investment banking. He has also served on several public and private company boards and held leadership positions with numerous industry organizations. Mr. Chronister holds a Bachelor of Business Administration degree from Stephen F. Austin State University and has attended multiple executive development programs. We believe Mr. Chronister's qualification as an audit committee financial expert and his extensive operations and strategic experience in the oil and gas industry, as well as his finance and accounting experience brings important and valuable skills to our Board.

              Kevin A. Neveu was elected to our Board in March 2011. Mr. Neveu is the President and Chief Executive Officer and a director of Precision Drilling Corporation and has held these positions since joining the company in 2007. Mr. Neveu has 34 years of experience in the oilfield services sector holding technical, marketing, management and senior leadership positions over his career. Previously, Mr. Neveu was President of the Rig Solutions Group of National Oilwell Varco in Houston and has held senior management positions with it and its predecessor companies in London, Moscow, Houston, Edmonton and Calgary. Mr. Neveu currently serves on the board of directors of Finning International and is a former board member of Rig Net. He is also a member of the Advisory Board for The Heart and Stroke Foundation of Alberta and an advisor for the University of Calgary's School of Public Policy. Mr. Neveu is a director and member of the Executive Committee for the International Association of Drilling Contractors. Mr. Neveu holds a Bachelor of Science degree and is a graduate of the

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	4

Faculty of Engineering at the University of Alberta, is a registered professional engineer in the province of Alberta, and has also completed the Harvard Advanced Management Program in Boston, Massachusetts. We believe Mr. Neveu's extensive experience in the oil and gas industry, as well as his experience on the boards of directors and serving as management of public energy companies, bring substantial leadership and experience to our Board.

              Jeff E. Wojahn was elected as a member of our Board on November 10, 2014. Mr. Wojahn brings over 30 years of oil and gas industry experience to our Board. From 2003 to 2013, Mr. Wojahn served as Executive Vice President of EnCana Corporation and was President of Encana Oil & Gas (USA) Inc. from 2006 to 2013. Beginning in 1985, Mr. Wojahn held senior management and operational positions in Canada and the United States and has extensive experience in unconventional resource play development. He currently serves as a Strategic Advisory Board member for Morgan Stanley Energy Partners. We believe Mr. Wojahn's significant operational and development experience as an executive of other oil and gas companies brings essential skills and perspectives to our Board.

              Anthony G. Buchanon was named Executive Vice President and Chief Operating Officer on August 12, 2013. He joined the Company in August 2012 as Vice President—Rocky Mountain Engineering. He has more than 31 years of experience in exploration and production operations, including reservoir, completion and production engineering and unconventional oil and gas exploitation. Immediately prior to joining Bonanza Creek, he served as Production Operations Manager for Noble Energy, Inc. and was part of the Wattenberg Business Unit leadership team that was responsible for developing Noble's Wattenberg assets. Before that, he served in a variety of management level engineering and operations roles for companies such as Rosetta Resources Inc. (from 2008-2010), Burlington Resources Inc. (now ConocoPhillips) (from 2004-2008), Trend Exploration Company and Mobil Exploration and Production (now ExxonMobil Corporation). He holds a Bachelor of Science in Petroleum Engineering from Marietta College.

              Wade E. Jaques serves as the Company's Vice President and Chief Accounting Officer. Mr. Jaques joined Bonanza Creek on December 8, 2010 as its Controller, was promoted to Chief Accounting Officer in September 2011 and was elected a Vice President in November 2012. Prior to joining Bonanza Creek, Mr. Jaques was the Controller and Assistant Corporate Secretary for Ellora Energy Inc., a Colorado based independent oil and gas company, from October 2005 until shortly after its merger with Exxon Mobil Corporation in August 2010. Prior to joining Ellora Energy, Mr. Jaques was an audit manager at Deloitte & Touche's Denver office serving oil and gas clients. Mr. Jaques holds both a Bachelor's and Master's degree in Accountancy from Utah State University and is a certified public accountant in Texas and Colorado.

CORPORATE GOVERNANCE

Our Company

              Bonanza Creek Energy, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in Colorado, which we have designated the Rocky Mountain region, and the Dorcheat Macedonia Field in southern Arkansas, which we have designated the Mid-Continent region. In addition, we own and operate oil producing assets in the North Park Basin in Colorado and the McKamie Patton Field in southern Arkansas. The Wattenberg Field is one of the premiere oil and natural gas resource plays in the United States benefiting from a low cost structure, strong production efficiencies, established reserves and prospective drilling opportunities, which allows for predictable production and reserve growth.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	5

Corporate Governance Guidelines

              The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

  •
  Qualifications and Responsibilities of Directors;

  •
  Committees of the Board;

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  Director Access to Management and Independent Advisors;

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  Director Compensation;

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  Director Orientation and Continuing Education;

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  Chief Executive Officer Evaluation and Management Succession;

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  Annual Performance Evaluations;

  •
  The Company's Code of Business Conduct and Ethics;

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  Term Limits for Directors; and

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  Changed Circumstances of the Company's Directors.

              Our Corporate Governance Guidelines, including a copy of the current "Code of Business Conduct and Ethics," are posted on our website at www.bonanzacrk.com. Our Corporate Governance Guidelines are reviewed annually and as necessary by our Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.

              The New York Stock Exchange (the "NYSE") has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes our Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

              Our Board has separated the Chairman and Chief Executive Officer roles. This leadership structure permits the Chief Executive Officer to focus his attention on managing our business and allows the Chairman to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company's management and affairs. Our Chairman provides input to our Chief Executive Officer and is responsible for presiding over the meetings of the Board and executive sessions of the non-employee directors, which we expect will be held at every regularly scheduled Board meeting in 2016. Our Chief Executive Officer is responsible for setting the Company's strategic direction and for the day-to-day leadership performance of the Company. Based on the current circumstances and direction of the Company and the experienced membership of our Board, our Board believes that separate roles for our Chairman and our Chief Executive Officer, coupled with a majority of independent directors and strong corporate governance guidelines, is the most appropriate leadership structure for our Company and its stockholders at this time.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	6

Communications with the Board

              Stockholders or other interested parties can contact any director (including Mr. Watt, the Chairman of the Board), any committee of the Board, or our non-employee directors as a group, by writing to them at 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. All such communications will be forwarded to the appropriate member(s) of the Board. Comments or concerns relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Director Independence

              The Company's standards for determining director independence require the assessment of our directors' independence each year and periodically as circumstances change. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any material relationship with the Company, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. The Board assesses the independence of each non-employee director and each non-employee nominee for director under the Company's guidelines and the independence standards of the NYSE and has determined that Messrs. Chronister, Neveu, Raih, Watt and Wojahn are independent. As the Company's President and Chief Executive Officer, Mr. Carty is not considered an independent director.

              All members of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are considered independent, thus satisfying NYSE listing standards.

Director Qualifications

              Our Board believes that individuals who serve as directors should have demonstrated notable or significant achievements in business, education or public service; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the Company's stockholders. The following are qualifications, experience and skills for Board members which are important to the Company's business and its future:

  •
  Leadership Experience—The Company seeks directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, strategic agility, diverse and global perspectives, and broad business insight to the Company. They demonstrate practical management experience, skills for managing change, and deep knowledge of industries, geographies, and risk management strategies relevant to the Company. They have experience in identifying and developing the Company's current and future leaders. The relevant leadership experience the Company seeks includes a past or current leadership role in a major public company or recognized privately held entity; a past or current leadership role at a prominent educational institution or senior faculty position in an area of study important or relevant to the Company; a past elected or appointed senior government position; or a past or current senior managerial or advisory position with a highly visible nonprofit organization.

  •
  Finance Experience—The Company believes that all directors should possess an understanding of finance and related reporting processes. The Company also seeks directors who qualify as an "audit committee financial expert" as defined in the SEC's rules.

  •
  Industry Experience—The Company seeks directors who have relevant oil and gas industry experience.
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	7

  •
  Diversity of Backgrounds—Although the Board has not established any formal diversity policy to be used to identify director nominees, it recognizes that a current strength of the Board stems from the diversity of perspective and understanding that arises from discussions involving individuals of diverse backgrounds and experience. When assessing a Board candidate's background and experience, the Nominating and Corporate Governance Committee takes into consideration a broad range of relevant factors, including a candidate's ethnic status, gender, professional, cultural, political and geographic background.

Independent Director Share Ownership Requirements

              Our Board has adopted stock ownership guidelines for our independent directors to further align the interests of our independent directors with the interests of our stockholders. Independent directors are required to hold shares of our common stock with a value equal to five times the amount of the annual cash retainer paid to such director for service on our Board. Independent directors are required to achieve the applicable level of ownership within five years of the date on which such independent director was appointed or elected and began participating in our Amended and Restated 2011 Long Term Incentive Plan (the "LTIP"). Upon reaching the required ownership level based on the then-current closing price of our common stock, independent directors are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock. All of our independent directors are in compliance with the stock ownership requirements other than Mr. Wojahn who has until 2019 to satisfy such requirement.

Oversight of Risk Management

              While the Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face, and that the current Board leadership structure, with Mr. Watt serving as our Chairman of the Board and Mr. Carty serving as our Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors and contributes to effective corporate governance. The Board realizes, however, that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company's objectives.

              Except as discussed below, the Board as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example, the Board:

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  provides governance and oversight for the financial and commodity risks assumed by the Company and approves the policies and periodically reviews and discusses with the members of management the procedures and systems in place to identify, review and mitigate the Company's exposure to such risks;

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  reviews the Company's commodity price risk and hedging strategy with executive management at least quarterly and provides oversight of the Company's hedging policy; and

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  reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board review significant departures from those plans.

              The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	8

risks associated with counterparty exposure. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects.

              The Company's Compensation Committee periodically reviews our compensation programs to ensure that they do not encourage excessive risk-taking and reports its significant findings to the full Board.

Meetings and Committees of Directors

              During 2015, the Board held eight regular and four special meetings. Our independent directors routinely meet in executive session immediately before or after each regularly scheduled meeting of the Board or as otherwise deemed necessary and met nine times during 2015. During 2015, each of our directors attended more than 90% of the Board meetings and no director attended fewer than 75% of the total number of meetings of the Board and his appointed committee meetings.

              The following table identifies the members of each committee and sets forth the number of meetings held in 2015:

Name of Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Environmental, Health, Safety and Regulatory Compliance Committee	Reserves Committee
Independent Directors
Marvin M. Chronister
Kevin A. Neveu
Gregory P. Raih
James A. Watt
Jeff E. Wojahn
Inside Director
Richard J. Carty
Number of Meetings in 2015	6	7	4	2	2

Legend

Chairman of the Board
Chairperson
Member

Financial Expert

              Each standing committee has adopted a formal charter detailing such committee's duties, functions and responsibilities. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on the Company's website, www.bonanzacrk.com, and such charters are drafted in a manner consistent with the regulations of the SEC and standards of the NYSE. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	9

Audit Committee

              Our Board has determined all three members of the Audit Committee to be financially literate under the standards of the NYSE and SEC regulations and has also determined that each of Messrs. Chronister, Raih and Watt qualifies as an "audit committee financial expert" as defined in SEC regulations. The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent registered public accountants, the scope of our annual audits, fees to be paid to our independent accountants, the performance of our independent accountants and our accounting and reporting practices and processes. The Board has delegated to the Audit Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Audit Committee as set forth in the Audit Committee's charter. The Audit Committee may form and delegate authority to subcommittees comprised of members of the Audit Committee. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements and the Company's assessment and management of financial reporting and internal control risks. Additional information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included herein.

Compensation Committee

              The Compensation Committee recommends to the independent directors of the Board for their approval the total compensation of the Chief Executive Officer based on the Compensation Committee's evaluation of the Chief Executive Officer's performance in light of goals and objectives set and approved by the Nominating and Corporate Governance Committee. The Chief Executive Officer makes compensation recommendations for all other executive officers, including salary and annual cash and equity compensation, to the Compensation Committee. The Compensation Committee then reviews such recommendations and makes its own compensation recommendations to the Board. The Compensation Committee also oversees our compensation and benefit plans. The Board has delegated to the Compensation Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in the Compensation Committee's charter. The Compensation Committee may form and delegate authority to subcommittees comprised of members of the Compensation Committee. The Compensation Committee has sole authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information and analysis regarding executive and director compensation. These consultants report directly to and may meet separately with the Compensation Committee and may consult with the Compensation Committee Chairman between meetings. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its Chairman may determine. Additional information regarding the functions performed by the Compensation Committee is set forth in the "Compensation Discussion and Analysis" section and the "Compensation Committee Report" included herein.

Nominating and Corporate Governance Committee

              The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. Our Board, through the Nominating and Corporate Governance Committee, evaluates itself annually. The Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. It does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status. The Nominating and Corporate Governance Committee is also primarily responsible for reviewing and approving the goals and objectives relevant to the Company's Chief Executive Officer's performance and coordinating the annual evaluation of the Chief Executive Officer's performance based on such goals and objectives. The Board has delegated to the Nominating and Corporate Governance Committee all authority of the

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	10

Board as may be required or advisable to fulfill the purposes of the Nominating and Corporate Governance Committee as set forth in the Nominating and Corporate Governance Committee's charter. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees comprised of members of the Nominating and Corporate Governance Committee. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Other Matters—Stockholder Proposals; Identification of Director Candidates" section included herein.

Reserves Committee

              Our Reserves Committee oversees, reviews, acts on and reports to the Board on matters regarding our reserve engineering reports and reserve engineers. Our Reserves Committee oversees (i) the integrity of our reserve reports, (ii) determinations regarding the qualifications and independence of our independent reserve engineers, (iii) the performance of our independent reserve engineers and (iv) our compliance with certain legal and regulatory requirements relating to reserve reporting.

Environmental, Health, Safety and Regulatory Compliance Committee

              Our EHS&RC Committee's primary purpose is to assist our Board in fulfilling our responsibilities to provide global oversight and support of the Company's environmental, health, safety and regulatory compliance policies, programs and initiatives. In carrying out its responsibilities, the EHS&RC Committee reviews the status of our health, safety and environmental performance, including processes monitoring and reporting on compliance with internal policies and goals and applicable laws and regulations.

Attendance at Annual Meetings

              The Board encourages all directors to attend all annual meetings of stockholders, if practicable. All of our directors attended the 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting"). We anticipate that all of our directors will attend the 2016 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

              This compensation discussion and analysis ("CD&A") provides a general description of our executive compensation program and information about its various components. This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Executive Summary

              The following individuals are referred to as the "named executive officers" for fiscal year 2015 and are included in the Summary Compensation Table:

  •
  Richard J. Carty, President and Chief Executive Officer;

  •
  Anthony G. Buchanon, Executive Vice President and Chief Operating Officer;

  •
  William J. Cassidy, the Company's former Executive Vice President and Chief Financial Officer;

  •
  Christopher I. Humber, the Company's former Executive Vice President, General Counsel and Secretary; and

  •
  Wade E. Jaques, Vice President and Chief Accounting Officer.
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	11

              In March 2016, as part of a corporate reorganization and total workforce reduction, Messrs. Cassidy and Humber departed the Company. Further discussion regarding these executive departures and payments made in connection with terminations of their employment agreements can be found under "2015 and Selected 2016 Compensation Actions—Executive Departures."

              Although the information presented in this CD&A focuses on our fiscal year 2015, we also describe compensation actions taken before or after fiscal year 2015 to the extent such discussion enhances the understanding of our executive compensation disclosure.

              2015 Financial and Operational Results.    Beginning in 2014, the oil and natural gas industry began to experience a sharp decline in commodity prices. Caused in part by global supply and demand imbalances and an oversupply of natural gas in the United States, the pricing declines have extended through 2015 and into 2016 and the timing of any rebound is uncertain. Low commodity prices in 2015 resulted in impairments and a reduction of our revenues, profitability, cash flows, proved reserve values and stock price.

              Our 2015 financial and operational results, some of which were impacted by depressed oil, natural gas and natural gas liquid ("NGL") prices, included:

  •
  Total liquidity of $405.3 million at December 31, 2015, consisting of year-end cash balance plus funds available under our revolving credit facility, as compared with $544.6 million at December 31, 2014;

  •
  Cash operating costs, which consist of lease operating expense, severance and ad valorem taxes, and the cash portion of general and administrative expense, per barrel decreased by $6.80 per barrel of oil equivalent ("Boe") to $14.61 per Boe in 2015 from $21.41 per Boe in 2014;

  •
  Rocky Mountain region drilling and completion costs decreased 29% from 2014 for standard reach lateral wells;

  •
  Lease operating expense per Boe was down 12% from 2014 due to stricter cost controls across all areas and the Company's decision to temporarily shut down the McKamie Patton Plant in the Mid-Continent region;

  •
  Cash flows provided by operating activities of $95.0 million, as compared with $327.7 million in 2014;

  •
  Net loss of $745.5 million, as compared with $20.3 million net income (including $17.0 million from continuing operations) for 2014;

  •
  Impairment of oil and gas properties of $740.5 million due to depressed commodity prices;

  •
  Increased production from continuing operations by over 20% to approximately 28,272 Boe per day, slightly lower than the Company's expectations for 2015;

  •
  Increased sales volumes by 20% to 10.3 million gross barrels of oil equivalents ("MMBoe") in 2015 from 8.6 MMBoe in 2014, with oil and NGL production representing 76% of total sales volumes (excludes discontinued operations);

  •
  Increased proved reserves to 101.3 MMBoe as of December 31, 2015 from 89.5 MMBoe as of December 31, 2014, an increase of 13%;

  •
  Increased proved developed producing reserves to 49.7 MMBoe as of December 31, 2015, an increase of 26% from December 31, 2014;
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	12

  •
  Drilled 84 and completed 95 gross wells within our Rocky Mountain region and drilled 24 and completed 21 gross wells within our Mid-Continent region during 2015;

  •
  Executed upon produced undeveloped reserve conversions at a rate of 16%;

  •
  Managed capital expenditures of approximately $404.2 million ($16.0 million lower than our mid-year guidance of $420.0 million), as compared with $650.8 million in 2014, which resulted in average capital efficiency for produced developed producing reserves of $16.00 per Boe, exceeding the Company's 2015 expectations;

  •
  Together with a third-party midstream entity, completed pipeline infrastructure that allowed for connectivity in our east and west legacy acreage in the Wattenberg Field relieving line pressure constraints and allowing more operational flexibility; and

  •
  Generated a total shareholder return percentile ranking (based on share price during 2015 as compared to our 2013, 2014 and 2015 peer groups) of 55.6%, 45.5% and 15.4%, respectively.

2013 Peer Group
Company Ticker	TSR	Absolute Ranking	Percentile Ranking

PDCE	66.7%	1	100.0%
CRZO	51.2%	2	88.9%
GPOR	–40.1%	3	77.8%
NOG	–75.5%	4	66.7%
BCEI	–78.3%	5	55.6%
REN	–90.0%	6	44.4%
REXX	–91.7%	7	33.3%
AREX	–93.0%	8	22.2%
GDP	–97.0%	9	11.1%
SFY	–99.0%	10	0.0%
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	13

2014 Peer Group
Company Ticker	TSR	Absolute Ranking	Percentile Ranking

FANG	49.0%	1	100.0%
PDCE	–0.2%	2	90.9%
CRZO	–17.5%	3	81.8%
GPOR	–59.0%	4	72.7%
NOG	–71.6%	5	63.6%
BBG	–81.6%	6	54.5%
BCEI	–85.5%	7	45.5%
AREX	–90.5%	8	36.4%
REN	–90.9%	9	27.3%
REXX	–93.7%	10	18.2%
SFY	–98.2%	11	9.1%
GDP	–98.2%	13	0.0%

2015 Peer Group
Company Ticker	TSR	Absolute Ranking	Percentile Ranking

PDCE	50.7%	1	100%
NFX	27.0%	2	92.3%
FANG	22.6%	3	84.6%
SYRG	–11.2%	4	76.9%
CRZO	–15.7%	5	69.2%
QEP	–35.7%	6	61.5%
NOG	–41.4%	7	46.2%
SM	–38.2%	8	53.8%
GPOR	–45.9%	9	38.5%
WPX	–46.4%	10	30.8%
BBG	–53.2%	11	23.1%
BCEI	–74.3%	12	15.4%
HK	–80.1%	13	7.7%
REXX	–80.5%	14	0.0%
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	14

              2016 Outlook and Business Strategies.    Despite the current depressed commodity pricing environment, our management is committed to preserving value by maximizing the cash flows from our existing production, optimizing the Company's liquidity position and positioning existing leasehold for increased development activity when increased commodity prices are observed. Business strategies for 2016 include:

Strategy	Action
2016 Liquidity	In March 2016, with the goal of reducing uncertainty and securing liquidity, we elected to draw down $209 million on the Company's revolving credit facility to place additional cash on the Company's balance sheet and restructured our commodity derivative contracts to protect a greater percentage of our 2016 forecasted production. We continue to evaluate additional strategies to reinforce our balance sheet and improve our liquidity which include potential asset sales and joint ventures or other arrangements that would enable us to support development of our core areas with additional third-party capital, debt restructurings, the issuance of new debt or equity and conservation of our liquid assets. The outcome of these potential alternatives, the timing of which cannot be accurately predicted at this time, are likely to affect our liquidity, future operations and financial condition.
2016 Capital Expenditures
We expect to control our reduced liquidity during 2016 by scaling back our capital expenditures to match the current commodity pricing environment. Although we cannot predict or control future commodity prices, our expected 2016 capital expenditure budget has been decreased to accommodate market expectations of reduced commodity prices. We have a modest capital program of $40.0 million to $50.0 million planned for 2016 in order to conserve our liquid assets.
Cost-Reduction Initiatives
We have taken steps to reduce our future capital, operating and corporate costs. During 2015, we continually negotiated with our primary suppliers and service providers resulting in an approximate 29% reduction in our drilling and completion costs on our standard reach lateral wells and an approximate 12% reduction in our lease operating expense per Boe. We also took measures in September 2015 to reduce corporate costs by reducing our workforce by approximately 13%, which resulted in a $5.3 million reduction in general and administrative expense on an annual basis. In March 2016, we further reduced our workforce by approximately 10% in order to align our employee base and general and administrative cost structure with the current commodity price environment and our resulting anticipated activity level. This additional workforce reduction is expected to reduce general and administrative expense and lease operating expense by approximately $7.6 million and $3.1 million, respectively. We intend to continue to focus on cost reduction opportunities throughout 2016.
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	15

              Features of Our Compensation Program in 2015.    We strive to create a compensation program that encourages long-term value creation by tying individual compensation to the attainment of our annual performance targets and the long-term performance of our stock while acknowledging and fostering the unique qualifications, skills, experience and responsibilities of each individual. Key features include:

Practices that We Engaged in or Allowed in 2015

✓	Pay for Performance—Our executives' total compensation was substantially weighted toward performance-based pay. Our annual cash incentive awards, which were fully at-risk, were based on performance against pre-set key financial, operational and strategic execution performance indicators. Our long-term equity compensation awards were comprised of 50% performance stock units which were earned based on our relative total shareholder return against our peers and were fully at-risk.
✓
External Benchmarking—Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.
✓
Mitigation of Undue Risk—We conduct a risk assessment annually to carefully consider the degree to which compensation plans and decisions affect risk taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.
✓	Robust Stock Ownership—We have adopted robust stock ownership guidelines for our executives and directors.
✓	Minimum Vesting—Our annual equity awards provided for minimum three-year vesting, except in limited circumstances involving certain terminations of employment.
✓
Double-Trigger Equity Acceleration upon a Change in Control—Under our Amended and Restated Executive Change in Control and Severance Plan (the "Severance Plan"), vesting acceleration of equity incentives following a change in control only occurs if the executive is terminated without cause or resigns for good reason within 18 months following a change in control.
✓	Independent Compensation Consultant—We have engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.
✓	Focus on Total Compensation—Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.
✓	Consistently Timed Awards—Awards are not timed for recipients to benefit from the release of material, non-public information.
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	16

Practices that We Did Not Engage in or Allow in 2015

No Excise Tax Gross-Ups—Neither our Severance Plan nor our employment agreements provide for excise tax gross-ups.
No Repricing or Backdating—Our LTIP prohibits the repricing, backdating or buyouts of stock options or stock appreciation rights.
No Hedging or Derivative Transactions in Company Stock—We prohibit our executives from engaging in any short-term trading, short sales, option trading or hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin.

Minimal Perquisites—We offer minimal perquisites to the Company's executives, few of which are not offered to all of the Company's employees. The Company believes executive salary and short-term incentive program ("STIP") payments, as well as LTIP grants, fully compensate our executives.

              Compensation Committee Consideration of 2015 Stockholder Advisory Vote on Our Compensation Program.    Our Compensation Committee is continuously mindful of our stockholders' views on executive compensation. We believe our stockholders' strong support of our executive compensation program at our 2015 Annual Meeting reaffirmed our compensation program. At our 2015 Annual Meeting, approximately seventy five percent (75%) of the advisory votes cast voted to approve our named executive officer compensation. The Company will hold an advisory vote on executive compensation every year until the next required advisory vote with respect to the frequency of advisory votes on executive compensation, which will occur at the Company's annual meeting of stockholders in 2018.

              Highlights of 2015 Compensation Actions.    As a result of depressed oil and gas commodity prices, discussions with our investors and ongoing deliberations by our Compensation Committee (with input from the Compensation Consultant), we made changes to our executive compensation program in 2015. The table below summarizes key actions taken in 2015:

Element	Action
Flat Base Salaries	In early 2015, our Board and Compensation Committee elected to not increase the base salary for any named executive officer in 2015, down from approximately 12% increases made in 2014.
STIP Metrics
A new 2015 STIP key performance indicator ("KPI") metric was added specifically for our named executive officers related to execution of the Company's strategic plan, as presented to and approved by the Board, intended to emphasize the Company's focus on the critical nature of successful execution of the Company's business plan in a depressed market. This new strategic execution KPI was added in place of a prior KPI related to proved reserves additions and comprised 25% of the aggregate 2015 payout potential.
Peer Group	Slight changes were made to the Company's peer group to more closely align peer compensation benchmarking with companies possessing a more similar corporate profile and strategic outlook.

              2016 Compensation Program.    Our Board and Compensation Committee remain focused on structuring our compensation program to ensure proper alignment of pay with performance. As the Board and the

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	17

Compensation Committee continue to evaluate the impact of the severely depressed market conditions on the Company, the only decision made to date with respect to 2016 compensation is that relating to base salary. Our Board and the Compensation Committee have decided to keep base salaries for the named executive officers at their 2015 levels with no increases. No decisions have yet been made regarding our 2016 STIP metrics or our long-term incentive compensation, however, we expect to make changes to our long-term incentive compensation program in 2016 due to the limited number of shares available under our LTIP and the decreased value of our share price as compared to 2014 and 2015. See "Compensation Discussion and Analysis—Securities Authorized for Issuance Under Equity Compensation Plans" for more information regarding the number of securities available under our LTIP as of December 31, 2015. The Compensation Committee expects to make such compensation decisions in second quarter 2016.

Methods to Achieve Compensation Objectives

              At Bonanza Creek, we view our employees as an investment for the future. We invest in our people to grow our business and deliver more value to our stockholders. The objectives of our compensation program are:

  •
  to attract, retain and motivate the most qualified individuals in the oil and gas industry whom we can identify and recruit;

  •
  to provide total compensation that aligns compensation levels with performance and that is flexible enough to respond to changing market conditions; and

  •
  to align the interests of our executives with our stockholders' interests.

              We design our compensation program to reward employees for performance that creates stockholder value, in that incentive compensation is only earned by successfully implementing our long-term strategy or by achieving our short-term goals. Our compensation program, including review of benefits and perquisites, is reviewed by our Compensation Committee annually.

Executive Compensation Risk

              The Compensation Committee designed our 2015 short-term and long-term compensation programs with features that reduce the likelihood of excessive risk-taking, including an appropriate mix of cash and equity and short-term and long-term incentives, caps on short-term bonus program payouts, an appropriate weighting of fixed and at-risk compensation components, a balance of operating, financial and strategic execution performance measures, significant stock ownership requirements for officers, extended vesting schedules on equity grants and prohibitions on engaging in derivative transactions in our common stock. We do not believe that our current or proposed compensation policies and practices encourage excessive or unnecessary risk-taking and have determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Setting Executive Officer Compensation

              Role of Our Board and Compensation Committee.    Our Compensation Committee (i) oversees our compensation programs on behalf of our Board; (ii) is responsible for proposing programs for approval by our Board that attract, retain and motivate qualified executive-level talent; (iii) monitors our compensation programs and strives to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive with total compensation provided to executive officers serving in similar roles and with similar responsibilities in other U.S. publicly traded energy companies; and (iv) makes proposals to our independent directors regarding the compensation of our Chief Executive Officer. Our Chief Executive Officer makes proposals to our Compensation

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	18

Committee regarding the compensation of our other executive officers. The Compensation Committee has the sole authority to retain, amend the engagement with and terminate any compensation consultant to be used to assist in the evaluation of director or executive officer compensation. The Compensation Committee has sole authority to approve the compensation consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of the compensation consultant. Following receipt and review of compensation recommendations from our Compensation Committee, the Board, together with the Compensation Committee, approves executive officer compensation.

              Role of the Compensation Consultant.    The Compensation Committee has selected Longnecker & Associates (the "Compensation Consultant") to serve as a consultant to the Compensation Committee on compensation-related issues for each year since the Company's initial public offering in 2011. Our Compensation Committee chose the Compensation Consultant because our Compensation Committee believes the Compensation Consultant has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. Our Compensation Committee continues to believe it is beneficial to have an experienced, independent third party assist it in evaluating and setting executive compensation. On an annual basis and when otherwise required, the Compensation Consultant provides our Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentives and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. Additionally, the Compensation Consultant attends meetings with the Compensation Committee and the Board, reviews Company public disclosures and serves as a resource for the Chairman of our Compensation Committee on an as-needed basis. Each year, in making a determination to retain the Compensation Consultant, the Compensation Committee assesses the independence of the Compensation Consultant pursuant to SEC rules and considers, among other things, whether the Compensation Consultant provides any other services to us, the policies of the Compensation Consultant that are designed to prevent any conflict of interest between the Compensation Consultant, the Compensation Committee and us, any personal or business relationships between the Compensation Consultant and a member of the Compensation Committee or one of our executive officers and whether the Compensation Consultant owns any shares of our common stock. Based, in part, on representations made by the Compensation Consultant, the Compensation Committee has concluded that the Compensation Consultant does not have any conflicts of interest in the representation of our Compensation Committee. While the Compensation Consultant makes recommendations to our Compensation Committee on compensation, our Compensation Committee and Board make and implement compensation decisions and have full discretion to do so independent of the Compensation Consultant's recommendations. The Compensation Committee also has the right to terminate the services of the Compensation Consultant and appoint a new compensation consultant at any time. For fiscal 2015, our Compensation Committee took into consideration the discussions, guidance and compensation studies produced by the Compensation Consultant to make compensation decisions.

              Competitive Benchmarking and Peer Group.    Our Compensation Committee considers competitive industry data in making executive pay determinations. For 2015, as a result of evolving industry and competitive conditions, the Compensation Consultant proposed certain revisions to the peer group companies for our Compensation Committee's review. After discussions with the Compensation Consultant and reviewing the Compensation Consultant's recommendation of a peer group based on companies with market capitalization and growth profiles similar to ours, taking into account geographic footprint and employee count and location, our Compensation Committee revised the composition of the peer group (the "2015 Peer Group") for determining compensation levels and performance stock units in 2015 to include the following companies:

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	19

Name	Ticker	Revenue ($MM)	Market Capitalization ($MM)	Enterprise Value ($MM)

Bill Barrett Corporation	BBG	338	196	871
Carrizo Oil & Gas, Inc.	CRZO	623	1,725	2,938
Diamondback Energy, Inc.	FANG	592	4,469	5,177
Gulfport Energy Corporation	GPOR	709	2,661	3,495
Halcon Resources Corporation	HK	990	154	3,449
Newfield Exploration Co.	NFX	2,062	5,323	7,785
Northern Oil and Gas, Inc.	NOG	275	244	1,088
PDC Energy, Inc.	PDCE	631	2,143	2,785
QEP Resources, Inc.	QEP	2,480	2,369	4,212
Rex Energy Corporation	REXX	228	59	846
Rosetta Resources, Inc.	ROSE	—	—	—
SM Energy Company	SM	1,514	1,338	3,856
Synergy Resources Corporation	SYRG	155	896	840
WPX Energy, Inc.	WPX	1,888	1,581	5,083
25th Percentile		331	220	979
Median		631	1,581	3,449
75th Percentile		1,701	2,515	4,647
Bonanza Creek Energy, Inc.	BCEI	546	262	1,126
BCEI Percentile Rank		34%	29%	29%

*
Data source—Bloomberg. Revenue, market capitalization (total value of issued and outstanding shares) and enterprise value (market capitalization plus outstanding debt, minority interests and preferred shares but excluding cash and cash equivalents) as of December 31, 2015.

              The Compensation Committee's annual review of the Company's peer group resulted in the removal of EPL Oil & Gas, Inc. and Kodiak Oil & Gas Corp. as a result of their respective corporate acquisitions. Additionally, four former peers including Approach Resources, Inc., Goodrich Petroleum Corporation, Resolute Energy Corporation and Swift Energy Company, were removed as a result of the application of a market capitalization filter targeting companies with market capitalizations closely aligned with the then-current market capitalization and enterprise value of the Company. The Compensation Committee also added six companies to the Company's 2015 Peer Group that (i) fit within the Company's market capitalization filter, (ii) were over two years past their initial public offering, (iii) exercised similar core competencies and (iv) in two circumstances, were considered local hiring competitors. These new peer companies for 2015 included: Halcon Resources Corporation, Newfield Exploration Co., QEP Resources, Inc., SM Energy Company, Synergy Resources Corporation and WPX Energy, Inc.

              The Compensation Consultant compiled compensation data for the 2015 Peer Group from a variety of sources, including proxy statements and other publicly filed documents, the Economic Research Institute, Mercer and Towers Watson. The compensation of our executive officers and the Company's total shareholder returns for purposes of determining awards of performance stock units was then compared with this 2015 Peer Group and survey data.

              Utilizing data obtained from the Compensation Consultant, we establish compensation standards for our executive officers using compensation levels at or near the market midpoint, or 50th percentile, as a guideline or

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	20

starting point, and adjust such benchmarks as appropriate for individual considerations such as experience, performance, tenure and job responsibilities. The Compensation Consultant determines the market benchmarks by the average of (i) compensation data for our current peer group and (ii) compensation data from published surveys in our industry. Notwithstanding the 50th percentile benchmarking, the 2015 targeted total direct compensation of our named executive officers was between the 25th and 50th percentile of the 2015 Peer Group and survey data.

              Role of CEO and Other Executive Officers in Determining Executive Compensation.    The Compensation Committee, after reviewing the information provided by the Compensation Consultant and considering other factors, determines each element of compensation assessed against the Company's rigorous goals. When making determinations about each element of compensation for the other executive officers, the Compensation Committee considers recommendations from our Chief Executive Officer. Additionally, at the Compensation Committee's request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Compensation Committee is under no obligation to use these recommendations and is conscious of the need for the evaluation and incorporation of an effective independent and stockholder-focused compensation review process.

Elements of Our 2015 Compensation and Why We Pay Each Element

              Our Compensation Committee, assisted by the Compensation Consultant and executive management, continues to develop compensation programs that provide our executive officers with an overall compensation package tailored to our Company, subject to ratification or approval by our Board. With respect to our named executive officers in 2015, our Compensation Committee designed these programs to consist of five elements: base salary, annual performance-based cash incentive compensation (STIP), long-term equity-based compensation (LTIP), severance and change-in-control benefits and other employee benefits and perquisites as set forth below.

Compensation Element	Description	Purpose
Base Salary	Fixed pay for performing day-to-day responsibilities; reflects individual experience, education, tenure in role, performance, internal pay equity and market compensation based on our peer group	Attract and retain qualified employees; and recognize skills, competencies, experience and individual contributions
STIP	Annual cash incentive opportunity depending upon annual performance in key metrics	Motivate management to achieve key short-term goals; attract and retain executive talent; and align executives' interests with stockholders' interests
LTIP (comprised of Restricted Stock and Performance Stock Units)	Equity-based compensation opportunity depending upon our long-term performance based on an individual's position and total shareholder return of the Company relative to our peer group	Drive stockholder value creation; align management interests with stockholders; encourage retention; reward long-term Company performance and conserve cash resources
Severance and Change in Control	Lump sum cash payments of salary and bonus multiples, accelerated equity vesting and continuation of COBRA benefits following certain termination events	Eliminate or reduce the reluctance of executives to pursue potential corporate transactions that could benefit the Company, but result in adverse consequences to the executive's employment; and clarify termination benefits
Other Compensation: Benefits and Perquisites	401(k) match; parking; health club reimbursement; medical, dental, life and disability insurance	Attract and retain highly qualified employees and support the overall health and well-being of all employees
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	21

              Pay-for-Performance.    Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide to our named executive officers. A significant portion of our named executive officers' compensation in 2015 was in the form of annual cash incentives and long-term equity-based incentives under the LTIP. Each of these incentives plays a role in aligning pay with the Company's performance and aligning the long-term financial interests of our named executive officers with those of our stockholders. In addition, compensation that is paid in the form of restricted stock instead of cash is at-risk, because its value varies with changes in the stock price and because it is forfeitable if the executive voluntarily terminates employment prior to vesting. With a considerable percentage of their compensation paid in equity during 2015, our named executive officers have a significant stake in the long-term success of the Company along with all other stockholders. The following charts illustrate the mix of pay for both our current President and Chief Executive Officer as well as our other named executive officers in 2015 (percentages are based on each named executive officer's current base salary and target amounts of compensation with respect to STIP and LTIP awards). Additionally, as the charts below further illustrate, 82% and 77% of total target compensation for our Chief Executive Officer and other named executive officers, respectively, is attributable to the performance-based STIP and LTIP, and thus is variable and tied to performance of the Company (i.e. "at-risk").

2015 and Selected 2016 Compensation Actions

              Base Salary.    Base salary is intended to provide a guaranteed amount of compensation that recognizes the level of responsibility and authority of each individual executive and compensates for the individual executive's day-to-day contributions to the Company's success. As a result of severely depressed commodity prices in 2015 which have continued into 2016, our Board and Compensation Committee elected to not increase the base salary

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	22

for any named executive officer in 2015 or 2016. Base salaries for our named executive officers in 2015 and 2016 are as follows:

Name	2014 Base Salary ($)	2015 Base Salary ($)	2016 Base Salary ($)	Increase 2014-2016 (%)
Richard J. Carty	575,000	575,000	575,000	—
Anthony G. Buchanon	350,000	350,000	350,000	—
William J. Cassidy	350,000	350,000	350,000	—
Christopher I. Humber	295,000	295,000	295,000	—
Wade E. Jaques	260,000	260,000	260,000	—

              Annual Cash Incentive Awards.    All of our employees, including our named executive officers, are eligible to receive annual cash incentive awards tied to both the Company's performance and the underlying individual's performance. We believe the annual cash incentive awards help us to:

  •
  attract and retain executive talent;

  •
  motivate management to achieve key short-term corporate goals; and

  •
  align executives' interests with stockholders' interests.

              2015 STIP.    Our STIP, providing for the award of annual cash incentive bonuses to certain of our employees, including our named executive officers, to reward employees for their performance in helping the Company achieve its short-term goals, is issued under our LTIP. The STIP provides that the aggregate payout of awards, as well as individual awards for our named executive officers, must be approved by the Compensation Committee prior to the payment. The Compensation Committee has the authority to adjust STIP awards in its discretion, but may only make downward adjustments for named executive officers. Under the STIP, a named executive officer's annual cash incentive is determined by the Company's achievement of certain Company-wide KPIs, set and communicated to each executive prior to or at the beginning of each performance period.

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              For the 2015 STIP, the named executive officer KPIs were consistent with the Company's 2015 operating plan and included the following metrics as they relate to the Company's core assets in the Rocky Mountain and Mid-Continent regions:

2015 Company KPI	Definition	Why We Use It
Production	The amount of oil and gas produced per day, measured in Boe	Rewards efforts used to align the Company's critical operation, producing oil and gas, with the operating plan and growth strategy
Lease Operating Expenses	Production costs, measured in Boe, of maintaining and operating property and equipment on a producing oil and gas lease	Incentivizes efficient use of production costs to improve profitability
Capital/PDP Developed	Capital per proved developed producing reserves ("PDP") developed is calculated by dividing the appropriate 2015 budgeted capital by "PDP developed" (equal to the net reserves volume that moves into the PDP category from proved developed non-producing reserves, proved undeveloped reserves, unproved reserves, resource or exploration during the year as a result of capital or expense dollars spent)	Encourages capital efficiency, measured against additions to PDP
Execution of Strategic Plan	Discretionary KPI to be assessed by the Compensation Committee based on the named executive officers' ability to execute on the Company's strategic plan as presented to and approved by the Board	Incentivizes efficient use of production costs to improve profitability
Adjusted G&A	General and administrative costs, excluding cash severance payments and increased expenses resulting from exceeding target KPIs	Encourages Company-wide focus on cost reductions to improve profitability

              Pursuant to the 2015 STIP, target payouts were set at 100% of base salary for our President and Chief Executive Officer, 90% of base salary for our Executive Vice Presidents and ranging from 40% to 75% of base salary for our other executive officers. For purposes of calculating the STIP, base salary is the named executive officer's effective salary as of the end of the 2015 fiscal year. For 2015, the actual payouts were subject to a range generally based on the following categories: threshold (50% of target), target performance (100% of target) and exceptional performance (200% of target), with performance between such ranges interpolated on a linear basis. Exceptional performance is a "stretch" goal that, while achievable, removes all of the risk from our operating expectations and requires operational performance consistently at the high end of the range for each project. To prevent undue risk taking, the maximum payout under the STIP in 2015 for named executive officers was capped at two times each such officer's target payout, i.e., 200% of base salary for our President and Chief Executive Officer, 180% of base salary for our Executive Vice Presidents, 150% of base salary for our Senior Vice Presidents and 80% for our Vice Presidents.

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              The following table summarizes the Company's 2015 performance in the areas considered by our Compensation Committee as they applied to our named executive officers.

2015 Company KPI	Weight	2015 Company Performance	Threshold (50%)	Target (100%)	Maximum (200%)	% of Target Bonus Achieved
Production	30%	Production averaged 28,272 Boe/d during 2015, slightly under the midpoint of our operating expectations.	26,350 Boe/d	29,250 Boe/d	31,000 Boe/d	83%
Lease Operating Expenses	20%	Lease operating expenses averaged $7.32/Boe during 2015 which was near the top end of our operating expectations.	$8.95/Boe	$8.00/Boe	$7.00/Boe	178%
Capital/PDP Developed	25%	Capital/PDP Developed averaged $16.00/Boe for 2015 which exceeded the midpoint of our operating expectations.	$24.20/Boe	$18.30/Boe	$13.90/Boe	144%
Execution of Strategic Plan	25%	Formed midstream entity; raised $209 mm in equity; evaluated other strategic alternatives.				150%
KPI SUBTOTAL (Pre-G&A Adjustment)	100%					134%

              The 2015 STIP payment was then subject to adjustment by up to 10% (positive or negative) as a result of the 2015 Adjusted G&A (the "G&A Adjustment") based on the following:

Adjusted G&A (per Boe)	G&A Adjustment
>$6.75	–10%
$6.26-$6.75	–5%
$5.75-$6.25	0%
$5.25-$5.74	+5%
<$5.25	+10%

              The Company's 2015 Adjusted G&A was $5.69/Boe which resulted in an increase of 5% to the total STIP payout such that the aggregate STIP payout totaled an implied percentage of target bonus payout of 139% to our named executive officers.

              Following the end of 2015, our Compensation Committee reviewed our performance for 2015 with members of management and our full Board to determine the cash incentive award amounts to be awarded to our named executive officers pursuant to the 2015 STIP KPIs. While actual averaged results we attained with respect

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to the Company performance metrics for 2015 resulted in a 139% target bonus payment, our Compensation Committee, applying its negative discretion, instead awarded each named executive officer a bonus at 90% of target given the current commodity pricing environment. The 2015 bonus amounts that were earned by our named executive officers together with the actual 2015 bonus amounts paid in March 2016 were as follows:

Name	2015 STIP Earned (139%) ($)	Reduced Amount ($)	2015 STIP Paid (90%) ($)
Richard J. Carty	799,250	(281,750)	517,500
Anthony G. Buchanon	437,850	(154,350)	283,500
William J. Cassidy	437,850	(154,350)	283,500
Christopher I. Humber	369,045	(130,095)	238,950
Wade E. Jaques	144,560	(50,960)	93,600

              Long-Term Equity-Based Incentives.    Beginning in 2013, our Compensation Committee began to grant both restricted stock awards and performance stock units to our named executive officers and key employees. We believe restricted stock awards and performance stock units have retentive attributes and effectively align our executive officers' interests with the interests of our stockholders on a long-term basis. Performance stock units also have an additional performance-based component that compares our performance with that of our peer companies. We believe this combination of long-term equity awards appropriately provides incentives that capture absolute total return performance of our common stock as well as awards that also capture variable performance relative to the performance of other oil and gas companies of our peer group. The Compensation Committee may determine in the future that different and/or additional award types are appropriate.

              In determining 2015 awards under our LTIP, our Compensation Committee reviewed the market analysis provided by the Compensation Consultant. In addition, the Compensation Committee reviewed recommendations from our Chief Executive Officer for awards to named executive officers other than himself. The Compensation Committee compared such recommendations against the Compensation Consultant's market analysis to assist in determining the appropriate amount of equity to grant to each named executive officer based on market data, while also taking into consideration the Company's performance as well as individual performance and retention objectives.

              In 2015, each of our named executive officers received 50% of his LTIP award in the form of shares of restricted stock and 50% of his LTIP award in the form of performance stock units. The amount and type of equity granted to our named executive officers in 2015 were as follows:

Name	Targeted Long-Term Equity Grant Value(1) ($)	Shares of Restricted Stock (#)	Performance Stock Units (#)
Richard J. Carty	2,012,500	34,734	34,734
Anthony G. Buchanon	1,321,500	22,652	22,652
William J. Cassidy	1,312,500	22,652	22,652
Christopher I. Humber	826,000	14,256	14,256
Wade E. Jaques	455,000	7,852	7,852

(1)
The number of shares of restricted stock and number of performance stock units awarded was determined using a volume-weighted average price for the 10 trading days leading up to the filing of our Annual Report on Form 10-K for the year ended December 31, 2014. The grant date accounting values for the 2015 awards, which differ slightly from the targeted values above, are reflected in the "Summary Compensation Table" and the "Grants of Plan-Based Awards" table contained in this proxy statement.
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	26

              Restricted Stock.    The 2015 restricted stock awards vest over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. Subject to continued employment, the first 1/3 tranche vested in March 2016, the second 1/3 tranche will vest in March 2017 and the final 1/3 tranche will vest in March 2018. The vesting of these awards will accelerate in full if such named executive officer's employment is terminated without cause or due to a resignation for good reason or death or disability, and the awards are subject to the accelerated vesting provisions contained in their respective employment agreements and the Company's Severance Plan. These accelerated vesting provisions are described in greater detail below in the section entitled "Severance Plan." While a named executive officer holds unvested restricted shares, he is entitled to vote and receive dividends, if any, on the shares.

              Performance Stock Units.    The 2015 performance stock units are subject to a designated three-year performance cycle beginning on January 1, 2015 and ending on December 31, 2017. Satisfaction of the performance conditions for the performance stock units granted during 2015 are determined at the end of each annual measurement period over the course of the three-year performance cycle in an amount up to two-thirds of the target number of performance stock units that are eligible for vesting (such that an amount equal to 200% of the target number of performance stock units may be earned during the performance cycle) although no stock is actually awarded to the participant until the end of the entire three-year performance cycle. Any performance stocks units that have not vested at the end of the applicable measurement period are forfeited. The performance criterion for the performance stocks units are based on a comparison of the Company's total shareholder return ("TSR") for the annual measurement period compared with the TSRs of a group of peer companies for the same annual measurement period. The TSR for the Company and each of the peer companies is determined by dividing (A)(i) the average share price for the last 30 trading days of the applicable measuring period, minus (ii) the average share price for the 30 trading days immediately preceding the beginning of the applicable measuring period, by (B) the average share price for the 30 trading days immediately preceding the beginning of the applicable measuring period. The number of earned shares of our common stock will be calculated based on which quartile our TSR percentage ranks as of the end of the annual measurement period relative to the other companies in the comparator group as follows:

Quartile Ranking (Percentile Ranking)	Percent of Eligible Initial Performance Stock Units Earned
99th percentile	100%
75th percentile	75%
50th percentile	50%
25th percentile	25%
Less than the 25th percentile	–%

              If the Company is ranked between any of these payout levels, the percentage multiple will be interpolated on a linear basis based on the actual percentile ranking of the Company. All earned 2015 performance stocks units will be settled in shares of the Company's common stock following the end of the three-year performance cycle.

              Realized Pay: Chief Executive Officer Actual Compensation.    In reviewing our Chief Executive Officer's compensation included in the Summary Compensation Table, it is important to note that realized and realizable pay is often substantially different than the compensation that is reported in the Summary Compensation Table. The primary reason for the differences between reported pay in the Summary Compensation Table and realized pay and realizable pay is the method and timing used to value long-term equity awards. SEC rules require companies to report the grant date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted. However, a substantial portion of our Chief Executive Officer's total compensation is in the form of long-term equity-based awards, which vest over a three-year period, precluding its

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	27

immediate realization at the grant date and correlating its realizable value to our future stock performance. Information related to realized pay and realizable pay is meant to supplement, rather than to replace the information found in the Summary Compensation Table.

              Below is a table that compares Summary Compensation Table amounts to compensation actually realized and compensation realizable by Richard J. Carty for 2014 and 2015, the years in which he has served as our Chief Executive Officer:

Name and Principal Position	Year	Reported Pay(1)	Realized Pay(2)	Realized Pay as a Percentage of Reported Pay	Realizable Pay(3)	Realizable Pay as a Percentage of Reported Pay
Richard J. Carty,	2015	$3,764,008	$1,694,138	45%	$2,223,130	59%
Chief Executive Officer	2014	$1,969,394	$347,566	18%	$1,237,774	63%

Total		$5,733,402	$2,041,704	36%	$3,460,904	60%

(1)
Total compensation as reported in the Summary Compensation Table

(2)
For purposes of this comparison, "Realized Pay" for each year is defined as:

a.
Base pay paid for the year, as reflected in the "Salary" column of the Summary Compensation Table;

b.
The total of annual incentive awards earned for the year, as reported in the "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table;

c.
The market value as of December 31 of the applicable year of previously granted time-based restricted stock that vested in the current year;

d.
The market value as of December 31 of the applicable year of previously awarded performance-based restricted stock that vested in the current year (if performance was actually achieved); plus

e.
Other compensation as reported in the "All Other Compensation" column of the Summary Compensation Table.

(3)
For purposes of this comparison, "Realizable Pay" for each year is defined as:

a.
Realized Pay;

b.
The market value as of December 31 of the applicable year of previously granted unvested time-based restricted stock; plus

c.
The market value as of December 31 of the applicable year of previously awarded unvested performance-based restricted stock.

              Employment Agreements.    During 2015, each of our named executive officers was party to an employment agreement (each, an "Employment Agreement" and collectively, the "Employment Agreements") with the Company. The Company entered into an Employment Agreement with (i) Mr. Humber in April 2013, (ii) Messrs. Cassidy and Buchanon in August 2013, (iii) Mr. Jaques in March 2014 and (iv) Mr. Carty in November 2014. The Employment Agreements entitle the executives to participate in the Severance Plan (described below), which provides for a double-trigger equity acceleration and a double-trigger termination payment equal to one to three times salary and bonus for named executive officers upon a change in control provided such executive is terminated within 18 months following such change in control. While they are employed by the Company, the Employment Agreements generally prohibit the executives from being involved in oil and gas exploration and development activities and other activities that directly compete with the Company's business. The Employment Agreements also generally prohibit the executives from participating in any business engaged in oil and gas exploration and development activities within a 25 mile radius of any mineral property interest of the Company or its affiliates (with exceptions in both cases for preexisting business activities and certain permitted

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	28

investments) for a period of one to three years (based on the executive's position) after employment has ended with the Company.

              Severance Plan.    In November 2014, the Compensation Committee recommended and the Board approved the Severance Plan. The Severance Plan, which amended and restated the Company's prior Executive Change in Control and Severance Plan adopted in April 2013, is applicable to all named executive officers who are party to an Employment Agreement. Under the Severance Plan, a named executive officer receives certain severance benefits upon his or her resignation or termination within 18 months following a change in control if such termination is initiated by the Company for any reason other than for Cause (as defined in the Severance Plan), or by the officer for Good Reason (as defined in the Severance Plan). The Severance Plan provides similar benefits outside the context of a change in control for termination without Cause, resignation for Good Reason, death or disability. Assuming the executive executes and continues to comply with a general release of liability against the Company within 60 days following such termination or resignation and, in the case of an executive who is also a director, simultaneously tenders their resignation from the Board, the officer is entitled to the following benefits, based on his or her job title:

Element	Payment
Base Salary	A lump sum cash payment equal to a multiple of the executive's base salary as of the date of termination, with the multiple as follows:
	Title	Cash Payment Multiple
	President and Chief Executive Officer	3x
	Executive Vice President	2.5x
	Senior Vice President	2x
	Vice President	1x
Bonus
A lump sum cash payment equal to a multiple of the greater of (i) the annual average of the bonuses received by the executive pursuant to the Company's STIP in the two calendar years prior to termination and (ii) such executive's current target bonus amount, with the multiple as follows:
	Title	Cash Payment Multiple
	President and Chief Executive Officer	3x
	Executive Vice President	2.5x
	Senior Vice President	2x
	Vice President	1x
Vesting of Equity Awards
Immediate vesting of all outstanding equity awards that would vest solely based on continued employment and continued vesting of incentives tied to performance goals upon achievement of such goals, notwithstanding the executive's termination
Benefits
Continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by the Company for a period of 18 months for our President and Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents and 12 months for our Vice Presidents

              Other Employee Benefits.    We expect that the named executive officers will continue to be eligible for the same health, welfare and other employee benefits available to our employees generally, including medical and dental insurance, short and long-term disability benefits, parking, health club membership reimbursements and a 401(k) plan that includes Company matching of an employee's contributions of up to 6% of such employee's cash earnings. We believe that offering a comprehensive employee benefits package helps us attract and retain executive talent and remain competitive in our industry.

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              Executive Departures.    Effective March 31, 2016, William J. Cassidy separated from the Company. In connection with Mr. Cassidy's departure from the Company, the Company and Mr. Cassidy entered into a Separation and General Release Agreement (the "Cassidy Separation Agreement") on March 23, 2016. Pursuant to the terms of the Cassidy Separation Agreement, (i) the Company paid Mr. Cassidy $831,000 promptly following Mr. Cassidy's separation, (ii) all unvested equity incentives held by Mr. Cassidy pursuant to the Company's equity incentive plans vested immediately and are payable in accordance with the applicable award agreements and (iii) the Company and Mr. Cassidy each agreed to certain releases and waivers. The Company also agreed to pay Mr. Cassidy a cash incentive award for 2015 performance pursuant to the Company's 2015 STIP, as described above. In addition, Mr. Cassidy will remain subject to certain non-competition, non-solicitation and non-disparagement obligations for a period of fifteen months following his separation date pursuant to the terms of the Cassidy Separation Agreement and his Employment Agreement.

              Additionally, effective March 30, 2016, Christopher I. Humber separated from the Company. In connection with Mr. Humber's departure from the Company, the Company and Mr. Humber entered into a Separation and General Release Agreement (the "Humber Separation Agreement") on March 22, 2016. Pursuant to the terms of the Humber Separation Agreement, (i) the Company paid Mr. Humber $761,966 promptly following Mr. Humber's separation, (ii) all unvested equity incentives held by Mr. Humber pursuant to the Company's equity incentive plans vested immediately and are payable in accordance with the applicable award agreements and (iii) the Company and Mr. Humber each agreed to certain releases and waivers. The Company also agreed to pay Mr. Humber a cash incentive award for 2015 performance pursuant to the Company's 2015 STIP, as described above. Mr. Humber remains subject to certain non-competition, non-solicitation and non-disparagement obligations for a period of fifteen months following his separation date pursuant to the terms of the Humber Separation Agreement and his Employment Agreement.

Executive Officer Stock Ownership Guidelines

              During 2012, we established stock ownership guidelines for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our stockholders. The ownership guidelines for our named executive officers are currently established at the following minimum levels:

Position	Multiple
President and Chief Executive Officer	5x base salary
Executive Vice President	3x base salary
Senior Vice President	2x base salary
Vice President	2x base salary

              Executive officers have five years from the date of their appointment as an executive officer to achieve their targeted level. Upon reaching the required ownership level based on the then-current closing price of our common stock, executive officers are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock. Mr. Jaques currently satisfies the stock ownership guidelines. Mr. Buchanon has until 2018 and Mr. Carty has until 2019 to satisfy the stock ownership requirements. At the time of their separations, Messrs. Cassidy and Humber had until 2018 and 2017, respectively, to satisfy the stock ownership guidelines applicable to each of them.

              The Compensation Committee monitors stock ownership levels on an annual basis. If an executive is promoted to a position with a higher salary multiple, such executive will have two years from the date of the change in position to reach the higher expected stock ownership level, but still must meet the prior expected ownership level within the original five-year period. Executives who do not satisfy the ownership requirements

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	30

within the time required must hold at least fifty percent (50%) of the net shares acquired through the LTIP until the ownership levels are satisfied. Unvested shares do not count towards satisfaction of the guidelines.

Accounting and Tax Considerations

              Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our named executive officers, including the following:

              Section 162(m) of the Code.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deductibility of compensation paid by any publicly held corporation to certain executives of such corporation (generally the named executive officers other than the chief financial officer) to $1,000,000 per employee in any taxable year, unless the compensation is performance-based. Certain exceptions to the deductibility limitation apply for a limited period of time in the case of companies that become publicly traded through an initial public offering, assuming certain conditions are satisfied. We intend that compensation payable to our named executive officers within this period will fit within that exception. However, to the extent any compensation arrangements are not eligible for the foregoing exception or do not otherwise constitute performance-based compensation exempt from the 162(m) limitations, we reserve the right to use our judgment to authorize such compensation payments when we believe that such payments are appropriate and in the best interests of our stockholders.

              Section 409A of the Code.    Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of such section of the Code with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

              Tax Gross-Ups.    Our arrangements with our executive officers do not provide a "gross-up" or other reimbursement payment for any tax liability that such officer might owe as a result of the application of Section 409A of the Code or with respect to Sections 280G and 4999 of the Code (which may provide for, among other things, an excise tax on certain golden parachute payments received by the executives upon a change in control of the Company), and we have not agreed and are not otherwise obligated to provide any named executive officers with such a "gross-up" or other reimbursement. Our arrangements generally provide that if any payments upon a change in control constitute "parachute payments" (as defined under Section 280G of the Code), then such payments may be either paid in full or reduced so that such payments are less than the limitation under Section 280G, whichever produces the better after-tax result for the executive officer.

              ASC Topic 718 Regarding Stock Compensation.    Financial Accounting Standards Board Accounting Standards Codification, Topic 718, "Compensation—Stock Compensation" ("ASC Topic 718") requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of shares of restricted stock, performance stock units and other equity-based awards are accounted for under ASC Topic 718. Our Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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Indemnification

              Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive, in advance, reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Summary Compensation Table

              The following table contains information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Richard J. Carty(4)	2015	575,000	—	2,102,449	517,500	569,059	3,764,008
President and Chief Executive Officer	2014	219,613	—	1,621,828	89,421	38,532	1,969,394
Anthony G. Buchanon(5)	2015	350,000	—	1,371,126	283,500	21,839	2,026,465
Executive Vice President and Chief Operating Officer	2014	338,462	—	1,101,078	350,595	20,966	1,811,101
William J. Cassidy(6)	2015	350,000	—	1,371,126	283,500	183,004	2,187,630
Former Executive Vice	2014	344,231	—	1,101,078	350,595	76,102	1,872,006
President and Chief Financial Officer	2013	93,750	100,000	629,176	168,095	3,803	994,824
Christopher I. Humber(7)	2015	295,000	—	862,916	238,950	20,874	1,417,740
Former Executive Vice	2014	287,500	—	713,888	266,896	20,858	1,289,142
President, General Counsel and Secretary	2013	250,385	—	400,155	362,250	16,504	1,029,294
Wade E. Jaques	2015	260,000	—	475,282	93,600	17,455	846,337
Vice President and	2014	254,519	—	440,431	115,752	20,015	830,717
Chief Accounting Officer	2013	233,654	—	360,101	326,025	15,452	935,232

(1)
Reflects the aggregate grant date fair value of restricted stock awards and performance stock units granted under our LTIP, computed in accordance with ASC Topic 718, and does not reflect the actual value that may be realized by the named executive officer. These grant date fair values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements, as discussed in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, in each case, as set forth in the Company's Form 10-K filed with the SEC on February 29, 2016.

(2)
Amounts in this column represent the bonuses earned under the Company's STIP in each of 2013, 2014 and 2015 but were not paid until 2014, 2015 and 2016, respectively.
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	32

(3)
All Other Compensation for 2015 included the following:

Named Executive Officer	Relocation ($)		Parking ($)	Life Insurance Premiums ($)	AD&D Premiums ($)	401(k) Employer Match ($)	Health Club ($)	Holiday Gift ($)	Total ($)
Richard J. Carty	550,580	(A)	580	1,368	151	15,900	480	—	569,059
Anthony G. Buchanon	—		3,480	1,368	151	15,900	—	—	21,839
William J. Cassidy	162,445	(B)	3,140	1,368	151	15,900	940	—	183,004
Christopher I. Humber	—		3,480	1,345	149	15,900	—	—	20,874
Wade E. Jaques	—		2,580	1,186	131	15,900	—	238	17,455

(A)
Includes $178,325 of temporary living expenses, $56,636 of moving and transportation expenses, $93,986 associated with relocation tax gross-ups and $221,633 of miscellaneous relocation expenses.

(B)
Includes $49,694 of temporary living expenses, $50,844 of moving and transportation expenses, $35,690 associated with relocation tax gross-ups and $26,217 of miscellaneous relocation expenses.
(4)
Mr. Carty joined our Company as President and Chief Executive Officer effective as of November 11, 2014. Reported compensation for 2014 includes amounts attributable to Mr. Carty's service on the Company's Board prior to his appointment as President and Chief Executive Officer as well as pro-rated compensation for his partial year of employment as the Company's President and Chief Executive Officer.

(5)
Mr. Buchanon joined our Company in August 2012 and was named Executive Vice President and Chief Operating Officer on August 12, 2013.

(6)
Mr. Cassidy joined our Company as Executive Vice President and Chief Financial Officer effective as of September 9, 2013 and separated from the Company effective March 31, 2016.

(7)
Mr. Humber separated from the Company effective March 30, 2016.
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	33

Grants of Plan-Based Awards

              The following table provides additional information about our STIP and LTIP awards granted to our named executive officers in 2015.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
									All Other Stock Awards; Number of Shares of Stock or Units (#)(7)
										Grant Date Fair Value of Stock Awards ($)(8)

		Date of Board Approval (if different from Grant Date)
Name	Grant Date		Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)(4)	Target (#)(5)	Maximum (#)(6)

Richard J. Carty
STIP	4/6/2015	—	287,500	575,000	1,150,000	—	—	—	—	—
Restricted Stock	4/6/2015	—	—	—	—	—	—	—	34,734	956,227	(9)
Performance Stock Units	4/6/2015	—	—	—	—	8,684	34,734	69,468	—	1,146,222	(10)
Anthony G. Buchanon
STIP	4/6/2015	—	157,500	315,000	630,000	—	—	—	—	—
Restricted Stock	4/6/2015	—	—	—	—	—	—	—	22,652	623,610	(9)
Performance Stock Units	4/6/2015	—	—	—	—	5,663	22,652	45,304	—	747,516	(10)
William J. Cassidy
STIP	4/6/2015	—	157,500	315,000	630,000	—	—	—	—	—
Restricted Stock	4/6/2015	—	—	—	—	—	—	—	22,652	623,610	(9)(11)
Performance Stock Units	4/6/2015	—	—	—	—	5,663	22,652	45,304	—	747,516	(10)
Christopher I. Humber
STIP	4/6/2015	—	132,750	265,500	531,000	—	—	—	—	—
Restricted Stock	4/6/2015	—	—	—	—	—	—	—	14,256	392,468	(9)(12)
Performance Stock Units	4/6/2015	—	—	—	—	3,564	14,256	28,512	—	470,448	(10)
Wade E. Jaques
STIP	4/6/2015	—	52,000	104,000	208,000	—	—	—	—	—
Restricted Stock	4/6/2015	—	—	—	—	—	—	—	7,852	216,166	(9)
Performance Stock Units	4/6/2015	—	—	—	—	1,963	7,852	15,704	—	259,116	(10)

(1)
Reflects the base salary of each of our named executive officers as of December 31, 2015, multiplied by the applicable STIP threshold percentage. The 2015 STIP threshold percentage for each named executive officer was 50% of their respective STIP target percentage.

(2)
Reflects the base salary of each of our named executive officers as of December 31, 2015, multiplied by the applicable STIP target percentage. The 2015 STIP target percentages were as follows: (i) 100% of base salary for Mr. Carty; (ii) 90% of base salary for Messrs. Cassidy, Buchanon and Humber, and (iii) 40% of base salary for Mr. Jaques.

(3)
Reflects the base salary of each of our named executive officers as of December 31, 2015, multiplied by the applicable STIP maximum percentage. The 2015 STIP maximum payouts were as follows: (i) 200% of base salary for Mr. Carty; (ii) 180% of base salary for Messrs. Cassidy, Buchanon and Humber; and (iii) 80% of base salary for Mr. Jaques.

(4)
Reflects 25% of the initial number of performance stock units granted to each of the named executive officers.
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	34

(5)
Reflects 100% of the initial number of performance stock units granted to each of the named executive officers. Actual awards may range from 0% to 200% of the initial number of performance stock units.

(6)
Reflects 200% of the initial number of performance stock units granted to each of the named executive officers.

(7)
Reflects restricted stock awards granted in 2015. The awards for Messrs. Cassidy and Humber vested in full upon their respective separations from the Company.

(8)
The grant date fair value for shares of restricted stock is calculated using the closing price of our common stock on the date of grant, computed in accordance with ASC Topic 718, and does not reflect the actual value that may be realized by the executive. The grant date fair value for performance stock units is calculated based on a stochastic process using the Geometric Brownian motion model ("GBM Model"). These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements, as set forth in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, set forth in the Company's Form 10-K filed with the SEC on February 29, 2016.

(9)
Reflects shares of restricted stock granted in connection with the Company's annual LTIP grant to named executive officers of which 1/3 vested on March 15, 2016 with the remaining shares vesting 1/3 on March 15, 2017 and 1/3 on March 15, 2018. The grant date fair value is $27.53 per share.

(10)
Reflects performance stock units granted in connection with the Company's annual LTIP grant to named executive officers which will be eligible for conversion into shares of the Company's common stock following the end of the three-year performance cycle on December 31, 2017. Assumes the performance stock units pay out at the target level (100% of the initial performance stock units) based on TSR of the Company relative to the TSR of the comparator group and the grant date fair value of $33.00 per performance stock unit.

(11)
Mr. Cassidy departed from the Company effective March 31, 2016. Pursuant to the terms of his Separation Agreement, his unvested restricted stock award became fully vested and nonforfeitable as of his termination date. His performance stock units remain subject to vesting, as the applicable performance metric will be determined at the end of each measuring period set forth in the applicable award agreement.

(12)
Mr. Humber departed from the Company effective March 30, 2016. Pursuant to the terms of his Separation Agreement, his unvested restricted stock award became fully vested and nonforfeitable as of his termination date. His performance stock units remain subject to vesting, as the applicable performance metric will be determined at the end of each measuring period set forth in the applicable award agreement.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

              Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	35

Outstanding Equity Awards at Fiscal Year End

              The following table sets forth certain information with respect to the outstanding stock awards held by our named executive officers at the end of fiscal year 2015.

	Stock Awards
	Restricted Stock Awards			Performance Stock Unit Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Richard J. Carty	12,364	(3)	65,158	—		—
	—		—	18,546	(4)	97,737
	34,734	(5)	183,048	—		—
	—		—	34,734	(6)	183,048
Anthony G. Buchanon	—		—	2,134	(7)	11,246
	2,134	(8)	11,246	—		—
	8,300	(9)	43,741	—		—
	—		—	12,450	(10)	65,612
	22,652	(5)	119,376	—		—
	—		—	22,652	(6)	119,376
William J. Cassidy	—		—	3,779	(7)	19,915
	3,779	(11)	19,915	—		—
	8,300	(9)	43,741	—		—
	—		—	12,450	(10)	65,612
	22,652	(5)	119,376	—		—
	—		—	22,652	(6)	119,376
Christopher I. Humber	—		—	2,725	(7)	14,361
	2,724	(8)	14,355	—		—
	5,381	(9)	28,358	—		—
	—		—	8,072	(10)	42,539
	14,256	(5)	75,129	—		—
	—		—	14,256	(6)	75,129
Wade E. Jaques	—		—	2,452	(7)	12,922
	2,452	(8)	12,922	—		—
	3,320	(9)	17,496	—		—
	—		—	4,980	(10)	26,245
	7,852	(5)	41,380	—		—
	—		—	7,852	(6)	41,380

(1)
The market value of shares of restricted stock and performance stock units that have not vested is calculated based on $5.27 per share, the closing price of our common stock as of December 31, 2015, the last trading day of fiscal year 2015, as quoted by the NYSE.

(2)
Reflects 100% of the initial number of performance stock units granted to the named executive officer. The number of shares of the Company's common stock that may be issued to settle performance stock unit awards ranges from 0% to 200% of the number of performance stock units awarded based upon attainment of certain pre-determined performance goals. For all performance stock unit awards, the performance stock units will be settled in shares of the Company's common stock following the end of a
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	36

  three-year measurement period. See "Compensation Discussion and Analysis—Elements of Compensation and Why We Pay Each Element—Long-Term Equity-Based Incentives" above for more information.

(3)
Shares of restricted stock granted in connection with Mr. Carty's employment with the Company effective November 11, 2014. Shares of restricted stock vested 1/3 on November 15, 2015 with the remainder vesting 1/3 on November 15, 2016 and 1/3 on November 15, 2017.

(4)
Satisfaction of the performance conditions for the performance stock units granted in connection with Mr. Carty's employment are determined at the end of a three-year performance cycle which commenced on November 11, 2014 and ends on November 10, 2017.

(5)
Shares of restricted stock vested 1/3 on March 15, 2016 with the remainder vesting 1/3 on March 15, 2017 and 1/3 on March 15, 2018.

(6)
Satisfaction of the performance conditions for the performance stock units granted during 2015 are determined at the end of each annual measurement period over the course of the three-year performance cycle which commenced on January 1, 2015 and ends on December 31, 2017, such that an amount up to two-thirds of the target number of performance stock units are eligible to be earned at the end of such annual measurement period (and an amount equal to 200% of the target number of performance stock units may be earned during the performance cycle). For the annual measurement period ending December 31, 2015, the performance metric was not met and 1/3 of the target number of performance stock units were forfeited.

(7)
Satisfaction of the performance conditions for the performance stock units granted during 2013 are determined at the end of a three-year performance cycle which commenced on January 1, 2013 and ended on December 31, 2015. Subsequent to year end, for the three-year performance period ending December 31, 2015, the named executive officers earned performance stock units at a 0.566 multiplier such that the following number of shares of the Company's common stock were converted and released to such executives in February 2016 as follows: (i) Mr. Buchanon—2,373, (ii) Mr. Cassidy—4,202, (iii) Mr. Humber—3,030 and (iv) Mr. Jaques—2,726.

(8)
Shares of restricted stock vested on March 28, 2016.

(9)
Shares of restricted stock vested 1/3 on March 15, 2015 and 1/3 on March 15, 2016 and the remaining 1/3 will vest on March 15, 2017.

(10)
Satisfaction of the performance conditions for the performance stock units granted during 2014 are determined at the end of each annual measurement period over the course of the three-year performance cycle which commenced on January 1, 2014 and ends on December 31, 2016, such that an amount up to two-thirds of the target number of performance stock units are eligible to be earned at the end of such annual measurement period (and an amount equal to 200% of the target number of performance stock units may be earned during the performance cycle). For the annual measurement period ending December 31, 2014, the named executive officers earned performance stock units at a 1.33 multiplier such that the following number of shares of the Company's common stock will convert and be released to such executives at the end of the three-year performance cycle: (i) Mr. Buchanon—5,532, (ii) Mr. Cassidy—5,532, (iii) Mr. Humber—3,586 and (iv) Mr. Jaques—2,213. For the annual measurement period ending December 31, 2015, the named executive officers earned performance stock units at a 0.455 multiplier such that the following number of shares of the Company's common stock will convert and be released to such executives at the end of the three-year performance cycle: (i) Mr. Buchanon—3,776, (ii) Mr. Cassidy—3,776, (iii) Mr. Humber—2,448 and (iv) Mr. Jaques—1,510.

(11)
Shares of restricted stock vest on September 15, 2016.
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	37

Options Exercised and Stock Vested

              We did not grant any stock options during fiscal 2015 or prior years. The following table sets forth restricted shares of our common stock held by our named executive officers that vested during fiscal 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting ($)(2)
Richard J. Carty	8,536	96,715	(3)
Anthony G. Buchanon	14,747	216,637	(4)
William J. Cassidy	8,060	126,066	(5)
Christopher I. Humber	13,833	372,392	(6)
Wade E. Jaques	12,497	339,929	(7)

(1)
The number of shares reflected in this column exhibits the gross number of restricted stock awards that vested prior to tax withholding.

(2)
The value realized is based upon the gross shares underlying the restricted stock awards that vested, multiplied by the closing price of our common stock on the NYSE on the trading date preceding the date of vesting.

(3)
Forfeiture restrictions lapsed with respect to (i) 2,354 shares of our common stock on June 3, 2015, based on $20.68 per share, and (ii) 6,182 shares of our common stock on November 15, 2015, based on $7.77 per share.

(4)
Forfeiture restrictions lapsed with respect to (i) 130 performance stock units on February 20, 2015, based on $29.31 per share, used to satisfy tax obligations, (ii) 4,150 shares of our common stock on March 15, 2015, based on $24.24 per share, (iii) 2,134 shares of our common stock on March 28, 2015, based on $23.93 per share, and (iv) 8,333 shares of common stock on August 15, 2015, based on $7.34 per share.

(5)
Forfeiture restrictions lapsed with respect to (i) 130 performance stock units on February 20, 2015, based on $29.31 per share, used to satisfy tax obligations, (ii) 4,150 shares of our common stock on March 15, 2015, based on $24.24 per share, and (iii) 3,780 shares of our common stock on September 15, 2015, based on $5.73 per share. Mr. Cassidy terminated from the Company on March 31, 2016. In connection with his departure, 23,030 shares were accelerated effective as of March 31, 2016 based on a $1.64 per share with a total value of $37,769.

(6)
Forfeiture restrictions lapsed with respect to (i) 84 performance stock units on February 20, 2015, based on $29.31 per share, used to satisfy tax obligations, (ii) 8,333 shares of our common stock on February 15, 2015, based on $28.74 per share, (iii) 2,691 shares of our common stock on March 15, 2015, based on $24.24 per share, and (iv) 2,725 shares of our common stock on March 28, 2015, based on $23.93 per share. Mr. Humber terminated from the Company on March 30, 2016. In connection with his departure, 12,194 shares were accelerated effective as of March 30, 2016 based on a $1.56 per share with a total value of $19,023.

(7)
Forfeiture restrictions lapsed with respect to (i) 52 performance stock units on February 20, 2015, based on $29.31 per share, used to satisfy tax obligations, (ii) 8,333 shares of our common stock on February 15, 2015, based on $28.74 per share, and (iii) 2,452 shares of our common stock on March 28, 2015, based on $23.93 per share.

Pension Benefits

              Other than our 401(k) plan, we do not have any plan that provides for retirement benefits.

Non-Qualified Deferred Compensation

              We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	38

Potential Payments Upon Termination and Change in Control

              The table below discloses a hypothetical amount of compensation and/or benefits due to our continuing named executive officers with Employment Agreements in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2015, and are calculated pursuant to the terms of the Employment Agreements and the Severance Plan. The amounts below constitute estimates of the amounts that would be paid to the continuing named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a continuing named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered "forward-looking statements."

Name	Payment Type	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause, Resignation for Good Reason, Disability or Death ($)	Termination following a Change in Control ($)(1)
Richard J. Carty	Cash Severance	—	1,725,000	1,725,000
	Bonus Payment	—	1,725,000	1,725,000
	Accelerated Equity Vesting(2)	—	248,206	248,206
	Health Payment(3)	—	35,778	35,778

	TOTAL	—	3,733,984	3,733,984

Anthony G. Buchanon	Cash Severance	—	875,000	875,000
	Bonus Payment	—	787,500	787,500
	Accelerated Equity Vesting(2)	—	174,363	174,363
	Health Payment(3)	—	35,778	35,778

	TOTAL	—	1,872,641	1,872,641

William J. Cassidy(4)	Cash Severance	—	875,000	875,000
	Bonus Payment	—	787,500	787,500
	Accelerated Equity Vesting(2)	—	183,032	183,032
	Health Payment(3)	—	27,509	27,509

	TOTAL	—	1,873,041	1,873,041

Christopher I. Humber(4)	Cash Severance	—	737,500	737,500
	Bonus Payment	—	663,750	663,750
	Accelerated Equity Vesting(2)	—	117,842	117,842
	Health Payment(3)	—	27,509	27,509

	TOTAL	—	1,546,601	1,546,601

Wade E. Jaques	Cash Severance	—	260,000	260,000
	Bonus Payment	—	163,013	163,013
	Accelerated Equity Vesting(2)	—	71,798	71,798
	Health Payment(3)	—	18,339	18,339

	TOTAL	—	513,150	513,150

(1)
Change in control payments are contingent upon resignation for Good Reason (as defined in the Severance Plan) or termination without Cause (as defined in the Severance Plan) within 18 months following the change in control.

(2)
Upon termination without Cause, resignation for Good Reason, death or permanent disability, all unvested restricted stock becomes fully vested. The accelerated vesting of restricted stock awards is based
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	39

  upon the closing price per share of our common stock on December 31, 2015 which was $5.27 multiplied by the number of outstanding shares of restricted stock that would vest upon the occurrence of the event indicated. The values reported in the table above only take into account restricted stock awards that were outstanding on December 31, 2015. Additionally, the values reported in the table above do not include grants of performance stock units which shall continue to vest or be earned upon achievement of pre-established performance goals and shall be paid at the end of the performance cycle applicable thereto.

(3)
Represents the Company-subsidized COBRA premiums to continue family health, vision and dental coverage for the 18 month period immediately following the date of termination for all named executive officers other than Mr. Jaques who would receive Company-subsidized COBRA premiums for the 12 month period immediately following the date of termination.

(4)
Effective March 31, 2016, Mr. Cassidy departed from the Company and effective March 30, 2016, Mr. Humber departed from the Company. Please refer to "2015 and Selected 2016 Compensation Actions—Executive Departures" for a detailed discussion of the termination payments made in 2016 to Messrs. Cassidy and Humber.

Director Compensation

              Our Board believes that attracting and retaining qualified non-employee directors is critical to the ongoing operation of our Company. Similarly to the evaluation of the compensation of our executives, our Compensation Committee engages the Compensation Consultant to conduct an analysis of the non-employee director compensation. Effective July 1, 2015, the Director Compensation Policy was amended and restated to remove the per meeting fees for both the Board and its committees, and increase the annual Board member cash retainer from $60,000 to $90,000, with all other elements of the Policy remaining unchanged. During 2015, each non-employee director received (i) an annual cash retainer of $30,000 (including the Chairman of the Board) for the first two quarters of 2015 and $45,000 for the second two quarters of 2015; (ii) an additional annual cash retainer of $50,000 for the Chairman of the Board; (iii) an annual grant of restricted shares of our common stock with a fair market value of approximately $130,000, subject to one year cliff vesting and accelerated vesting upon a change of control of the Company; (iv) $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, including ad hoc committees for the first two quarters of 2015; (v) an additional annual cash retainer for service as the chairman of each of the audit ($20,000), compensation ($13,000), nominating and corporate governance ($10,000), environmental, health, safety and regulatory compliance ($5,000) and reserve ($5,000) committees (provided that, in the event one director serves as the chairman of more than one committee, such director will only receive the highest such retainer); and (vi) reimbursement for expenses incurred in connection with service as a director. Stock grants under the Director Compensation Policy are made under our LTIP. Stock grants for the term beginning with the 2015 Annual Meeting and ending with the 2016 Annual Meeting were made in 2015 and vest on the day before the 2016 Annual Meeting, subject to continued service.

              Directors who are also members of our executive management do not receive any additional compensation for their service on our Board.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	40

              The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2015.

2015 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Marvin M. Chronister	97,000	129,995	226,995
Kevin A. Neveu	106,000	129,995	235,995
Gregory P. Raih	115,000	129,995	244,995
James A. Watt(3)	156,986	129,995	286,981
Jeff E. Wojahn(3)	94,014	129,995	224,009

(1)
Amounts reflect the non-employee director fourth quarter annual retainer fees that were accrued and earned in 2015 and paid in the first quarter of 2016.

(2)
Reflects value of 6,490 shares of restricted stock subject to forfeiture restrictions with a grant date fair value of $20.03 per share granted for service on the Board during 2015. The shares will vest in full on June 3, 2016.

(3)
Mr. Wojahn was appointed as Chairman of the Compensation Committee effective November 5, 2015, replacing Mr. Watt as Chairman. Chair fees were prorated for Messrs. Wojahn and Watt for their service as Chairmen of the Compensation Committee for the fourth quarter of 2015.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

              The following table represents the securities authorized for issuance under our LTIP, which is our only equity compensation plan, as of December 31, 2015.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	485,585	(1)	—	2,776,773	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	485,585		—	2,776,773

(1)
Represents shares of common stock to be issued in respect of performance stock units assuming an earned percentage of 200%. Performance stock units do not have exercise prices associated with them. The final number of performance stock units may vary depending on the satisfaction of the performance stock criteria in a range from zero to 200%. As of March 31, 2016, after taking into account net-settled vestings, forfeitures and the earning of certain 2015 performance stock units for the annual measurement period ending December 31, 2015 (the "2015 Earned PSUs"), there were 956,212 shares of common stock to be issued upon exercise of outstanding shares of restricted stock and performance stock units.

(2)
Represents securities available for issuance under our LTIP as of December 31, 2015. As of March 31, 2016, after taking into account net-settled vestings, forfeitures and the 2015 Earned PSUs, there were 2,971,400 securities available for issuance under the LTIP.
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	41

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              Messrs. Wojahn, Neveu and Watt are the current members of the Compensation Committee. No member of our Compensation Committee has been at any time an employee of ours. None of our executive officers serve or have served on the board of directors or compensation committee of a company that has one or more executive officers who serve on our Board or Compensation Committee. No member of our Board is an executive officer of a company at which one or more of our executive officers serves as a member of the board of directors or compensation committee of that company.

COMPENSATION COMMITTEE REPORT

              The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

              The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board
Jeff E. Wojahn, Chairman Kevin A. Neveu, Member James A. Watt, Member

AUDIT COMMITTEE REPORT

              The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference in such filing.

              The Audit Committee is composed of three directors, Messrs. Raih, Chronister and Watt, and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of the NYSE listing standards and other applicable standards. The duties of the Audit Committee are summarized in this proxy statement under "Corporate Governance—Audit Committee" and are more fully described in the charter which can be viewed on the Company's website under "Corporate Governance."

              The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company's financial reporting, accounting systems and processes, and internal controls. During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, the Audit Committee:

  •
  reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2015 with management and with the independent registered public accountants;

  •
  required management to perform an evaluation and make an assessment of the effectiveness of the Company's internal controls over financial reporting asserting compliance with the Sarbanes-Oxley Act
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	42

    of 2002 and discussed the results with management and with the independent registered public accountants;

  •
  reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company's accounting policies, (ii) the quality, clarity, consistency and completeness of the Company's financial reporting and disclosures, (iii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, including the independent registered public accountants' independence, and (iv) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

  •
  discussed with management and with the independent registered public accountants the process by which the Company's principal executive officer and principal financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act (details regarding the fees paid to Hein & Associates LLP in fiscal 2015 for audit services, tax services and all other services, are set forth in "Item Two—Ratification of Selection of Independent Registered Public Accountant—Audit and Other Fees" below); and

  •
  considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself, as recommended by the NYSE's corporate governance rules.

              With respect to rotation of the audit firm, the Audit Committee has concluded that the current benefits to the Company from continued retention of Hein & Associates LLP warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an ongoing basis.

              Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

              The Audit Committee meets regularly with management, the Company's internal auditors and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	43

with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

              Based on the review and discussion referred to above, and in reliance on the information, opinions, reports and statements presented to us by the Company's management and Hein & Associates LLP, we recommended to the Board that the December 31, 2015 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

Audit Committee of The Board of Directors
Gregory P. Raih, Chairman Marvin M. Chronister, Member James A. Watt, Member
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	44

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2016 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.

              Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. The address for the Company's directors and executive officers is 410 17th Street, Suite 1400, Denver, Colorado 80202.

Name of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Class(2)
Significant Stockholders
Her Majesty the Queen in Right of Alberta as represented by Alberta Investment Management Corporation(3)	7,587,859	15.3%
BlackRock, Inc.(4)	4,218,910	8.5%
The Vanguard Group(5)	3,512,378	7.1%
John Thiessen and Vertex One Asset Management, Inc.(6)	2,887,664	5.8%
Directors and Named Executive Officers
Richard J. Carty(7)(8)	84,388	*
Marvin M. Chronister(7)	45,077	*
Kevin A. Neveu(7)	22,248	*
Gregory P. Raih(7)	24,662	*
James A. Watt(7)	15,878	*
Jeff E. Wojahn(7)	8,376	*
Anthony G. Buchanon(8)	52,261	*
William J. Cassidy(9)	30,283	*
Christopher I. Humber(9)	37,615	*
Wade E. Jaques(8)	31,516	*
All current directors and executive officers as a group (8 persons)(10)	284,406	*

*
Less than 1%.

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has a right to acquire within 60 days of a date reasonably selected by us, through the exercise of any right. We selected March 31, 2016 as the determination date.

(2)
Based on 49,635,517 shares of common stock outstanding as of March 31, 2016.

(3)
According to a Schedule 13G/A filed with the SEC on February 14, 2014, on behalf of Her Majesty the Queen in Right of Alberta ("HMQ"), as represented by Alberta Investment Management Corporation ("AIMCo"), HMQ has no power to vote and has sole dispositive power over these shares. HMQ holds such shares in her own capacity and as trustee/nominee for certain Alberta pension clients for which AIMCo serves as investment manager pursuant to the Alberta Investment Management Corporation Act R.S.A. C.A. 26-5 (2007). Such clients have the right to receive dividends from, or the proceeds from the sale of, such shares held on their behalf. As of February 14, 2014, HMQ, as represented by AIMCo, may be deemed the beneficial owner of
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	45

  these shares over which West Face Capital may exercise voting power pursuant to an investment management agreement between West Face Capital and AIMCo, on behalf of its clients and therefore, West Face Capital may also be deemed to be a beneficial owner of these shares. The address for HMQ is c/o AIMCo, 1100-10830 Jasper Avenue, Edmonton, Alberta T5J 2B3 Canada.

(4)
According to a Schedule 13G/A filed with the SEC on January 25, 2016 by BlackRock, Inc. ("BlackRock"), BlackRock has, with respect to the Company's common stock, sole power to vote 4,112,752 shares and sole power to dispose of 4,218,910 shares. BlackRock filed this 13G/A as a parent holding company for the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, and BlackRock Investment Management, LLC. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of the security class being report on the 13G/A. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(5)
According to a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group ("Vanguard"), Vanguard has, with respect to the Company's common stock, sole power to vote 58,564 shares, shared power to vote 7,500 shares, sole power to dispose of 3,448,914 shares, and shared power to dispose of 63,464 shares. Vanguard filed this 13G/A as a parent holding company for the following subsidiaries: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of Vanguard is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.

(6)
According to a Schedule 13G filed with the SEC on January 29, 2016 by John Thiessen and Vertex One Asset Management, Inc. ("Vertex One"), Vertex One has, with respect to the Company's common stock, shared power to vote 2,887,664 shares and shared power to dispose of 2,887,664 shares. The 2,887,664 shares of common stock reported as beneficially owned by Vertex One and John Thiessen as of the date of the filing are all shares held by persons in respect of which Vertex One acts as fund manager. Mr. Thiessen is the principal of Vertex One with discretionary control over the assets of such persons. The address for Mr. Thiessen and Vertex One is 3200 - 1021 West Hastings Street, Vancouver, British Columbia V6E 0C3 Canada.

(7)
Director of the Company.

(8)
Executive officer of the Company. Amounts reported do not include performance stock units subject to the satisfaction of certain performance-based metrics.

(9)
Former executive officer of the Company. Amounts reported relate to ownership as of the date of such executive's departure and do not include performance stock units subject to the satisfaction of certain performance-based metrics.

(10)
Does not include former named executive officers, Messrs. Cassidy and Humber.

Section 16(a) Beneficial Ownership Reporting Compliance

              The officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in the Company's common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2015.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	46

 TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

              An "Interested Transaction" is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its subsidiaries is a participant; and (iii) any "Related Party" has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A "Related Party" includes:

  •
  director or director nominee of the Company;

  •
  an executive officer of the Company;

  •
  a stockholder beneficially owning more than 5% of any class of the common stock of the Company;

  •
  a person who is an immediate family member or sharing the household of any of the foregoing; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

              Our Audit Committee reviews all Interested Transactions that the rules of the SEC require be disclosed in the Company's proxy statement and makes a determination regarding the initial authorization or ratification of any such transaction.

              The Audit Committee is also charged with reviewing the material facts of all Interested Transactions and either approving or disapproving the Company's participation in such transactions under the Company's Related Party Transactions Policy adopted by the Board. This written policy preapproves the following transactions:

  •
  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  director compensation which is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  any transaction with another company at which a Related Party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's voting securities if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company's total annual revenues; and

  •
  any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party's only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization's total annual receipts.

              Prior to a Related Party entering into an Interested Transaction, the Audit Committee reviews the material facts of such Interested Transaction and either approves or disapproves of the Interested Transaction. If advance Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee's next regularly scheduled meeting. In determining whether to approve or disapprove an Interested Transaction, the

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	47

Audit Committee takes into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the Related Party's interest in the transaction and (iii) whether the Interested Transaction is material to the Company. Further, the policy requires all Interested Transactions that are required to be disclosed in the Company's filings with the SEC to be disclosed in accordance with applicable laws, rules and regulations.

Related Party Transactions

              From time to time, the Company contributes charitable donations to organizations for which the Company's executives serve as directors. Such contributions are pre-approved pursuant to the Company's Related Party Transactions Policy. There were no other related party transactions since January 1, 2015 which were required to be reported in "Transactions with Related Persons" where the procedures above did not require review, approval or ratification or where the procedures were not followed. Additionally, since January 1, 2015, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any Related Party, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in "Compensation Discussion and Analysis."

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	48

ITEM ONE:

ELECTION OF DIRECTORS

              The Company's certificate of incorporation provides for the division of the Company's Board into three approximately equal classes. Prior to the 2016 Annual Meeting, the classes were divided as follows: (i) two directors in Class I, (ii) one director and one vacancy in Class II and (iii) three directors in Class III. The term of office for the current Class I directors will expire at the 2016 Annual Meeting, the term of office of Class II director will expire at the Annual Meeting of Stockholders to be held in 2017 and the term of office of Class III directors will expire at the Annual Meeting of Stockholders to be held in 2018.

              The Board has nominated each of Gregory P. Raih and James A. Watt for election as a Class I director of the Company to serve for a three-year term to expire at the Annual Meeting of Stockholders to be held in 2019 and until he is either re-elected or his successor is elected and qualified. Messrs. Raih and Watt are currently serving as directors of the Company. Biographical information for each nominee is contained in the "Directors and Executive Officers" section above.

              The Board has no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unable or unwilling to accept his nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

               The Board unanimously recommends that stockholders vote "FOR" Item One and approve the election of the director nominees.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	49

 ITEM TWO:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

              The Audit Committee of the Board has selected Hein & Associates LLP as the independent registered public accountant auditors of the Company for 2016. Hein & Associates LLP has audited the Company's consolidated financial statements since the Company's inception on December 23, 2010. The Board is submitting the selection of Hein & Associates LLP for ratification at the 2016 Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Hein & Associates LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

              The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Hein & Associates LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

              The table below sets forth the aggregate fees billed by Hein & Associates LLP for the last two fiscal years:

Description	2015 ($)	2014 ($)
Audit Fees(1)	472,715	502,878
Audit-Related Fees(2)	12,625	12,868
Tax Fees(3)	151,925	107,265
All Other Fees	—	—

Total	637,265	623,011

(1)
We paid audit fees, including costs, for the years ended December 31, 2014 and 2015 for professional services rendered in connection with:

•
the audit of our consolidated financial statements and internal controls over financial reporting;

•
SEC registration statements and amendments filed by the Company;

•
comfort letters issued in connection with SEC registration statements filed by the Company; and

•
review of quarterly consolidated financial statements.

(2)
Audit of the Company's employee benefits plan.

(3)
Tax return preparation and consultation on tax matters.

              The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of Hein & Associates LLP's audit, tax and other services. The Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees", "Audit-Related Fees", "Tax Fees" and "All Other Fees" incurred during 2014 and 2015.

              The Company expects that representatives of Hein & Associates LLP will be present at the 2016 Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

               The Board unanimously recommends that stockholders vote "FOR" Item Two and approve the ratification of the selection of Hein & Associates LLP as the independent registered public accountant of the Company for 2016.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	50

 ITEM THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

              We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the "Compensation Discussion and Analysis" section of this proxy statement. Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. In particular, the Compensation Committee strives to attract, retain and motivate the best executives we can identify and recruit, to reward past performance measured against established goals and provide incentives for future performance and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short-term and long-term incentive compensation to reward excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our named executive officers be compensated competitively with the market and consistently with our strategy, sound corporate governance principles and stockholder interests and concerns.

              As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our named executive officers (including potential payouts upon a termination or change in control) are reasonable and not excessive. As you consider this Item Three, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in this proxy statement. Some of the program features incorporated by the Compensation Committee to align our executive compensation program with our executive compensation philosophy include:

  •
  time-based and performance-based equity awards incorporating a three-year vesting period to emphasize long-term performance and executive officer commitment and retention;

  •
  annual performance-based cash awards incorporating operational, financial, and performance metrics in order to properly balance risk with the incentives needed to drive our key annual initiatives—such awards impose maximum payouts to further manage risk and the possibility of excessive payments;

  •
  double-trigger requirement for any acceleration of vesting of equity upon a change in control (i.e., a termination without cause or resignation for good reason is required in connection with a change in control); and

  •
  stock ownership guidelines to further align the interests of our named executive officers with the interests of our stockholders.

              This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As an advisory vote, Item Three is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee and will not require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	51

              We are asking stockholders to vote "For" the following resolution:

                  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement."

              The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Item Three. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

               The Board unanimously recommends that the stockholders vote "FOR" Item Three and approve the compensation of the named executive officers of the Company on an advisory basis, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	52

 OTHER MATTERS

Stockholder Proposals; Identification of Director Candidates

              Any stockholder of the Company who desires to submit a proposal for action at the 2017 Annual Meeting of Stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 28, 2016, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

              A stockholder proposal, including a stockholder nominating a person for election as a director, not included in our proxy statement for the 2016 Annual Meeting of Stockholders will be ineligible for presentation at the 2016 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, a stockholder's notice shall be delivered to and received by the Secretary at the principal executive offices of the Company not less than 120 days in advance of the first anniversary of the date of the Company's proxy statement release to stockholders for the preceding year's annual meeting. Accordingly, with respect to the 2016 Annual Meeting of Stockholders, such notice must be received by the Secretary at the Company's principal executive office by December 28, 2016; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, delivery of such proposal by the stockholder, to be timely, must be so delivered not later than the close of business on the later of (i) the 120th day prior to such meeting, or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of our bylaws, "public announcement" means disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the Company with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the Company's securities are then listed.

              To be in proper form, a stockholder's notice shall be in writing and shall set forth (a) the name and address of the stockholder, as set forth in the Company's books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made, (b) in the case of a nomination of director(s), (i) a description of all agreements, arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (ii) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC and (iii) the nominee(s)' written consent to serve as a director if elected and (c) in the case of other business proposed to be brought before the annual meeting (i) a brief description of such business, (ii) the reasons for conducting such business at the annual meeting, (iii) any material interest the stockholder has in such business and (iv) any other information that is required to be provided by the stockholder under the current rules of the SEC with respect to stockholder proposals. The Board, a committee thereof and the Chief Executive Officer and President may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

              It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	53

sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period.

              The Nominating and Corporate Governance Committee's charter includes consideration of diversity of viewpoint on the Board. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, finance and accounting and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

              In identifying potential director candidates, the Nominating and Corporate Governance Committee will rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

              Written requests for inclusion of any stockholder proposal should be addressed to Bonanza Creek Energy, Inc., 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

Solicitation of Proxies

              Solicitation of proxies on behalf of the Company may be made via the internet, by mail, or by personal interview or telephone by officers, directors and employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

Stockholder List

              In accordance with the Delaware General Corporation Law and the Company's bylaws, the Company will maintain at its corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the 2016 Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the 2016 Annual Meeting, during ordinary business hours for ten days before the 2016 Annual Meeting.

Proxy Materials, Annual Report and Householding

              The Company's Annual Report to Stockholders for the year ended December 31, 2015, is being sent to stockholders of record concurrently with this proxy statement and does not form part of the proxy solicitation material.

              The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with accountholders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	54

contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request to us as follows: 410 17th Street, Suite 1400, Denver, Colorado, 80202, Attention: Investor Relations, (720) 440-6100. We will promptly deliver a separate copy to you upon request.

               IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING TO BE HELD ON JUNE 6, 2016:

              A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015 AND THE 2015 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE UPON REQUEST TO THE COMPANY AT 410 17th STREET, SUITE 1400, DENVER, COLORADO, 80202, ATTENTION: INVESTOR RELATIONS.

Internet and Phone Voting

              For shares of stock that are registered in your name, you may vote by internet or phone by following the instructions set forth on the enclosed proxy card. Votes submitted by internet or phone must be received by 11:59 p.m., Eastern Time, on Sunday, June 5, 2016. The giving of such a proxy will not affect your right to vote in person should you decide to attend the 2016 Annual Meeting.

              The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

Forward-Looking Statements

              This proxy statement may include "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include statements regarding the Wattenberg Field being one of the premier oil and natural resource plays in the United States; additional matters to be presented at the 2016 Annual Meeting; amount and allocation of forecasted capital expenditures; executive sessions of the Board; director attendance at the 2016 Annual Meeting; expected cost savings resulting from workforce reductions in March 2016; potential payments upon termination or change in control; statements regarding Section 162(m), Section 409A and Section 280G of the Code and ASC Topic 718; and impact of the compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in our quarterly reports on Form 10-Q and current reports on Form 8-K.

               IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF

BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	55

YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board,

Cyrus D. Marter IV Secretary
Denver, Colorado April 27, 2016
BONANZA CREEK ENERGY, INC. 2016 Proxy Statement	56

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Bonanza Creek Energy C/O Broadridge PO Box 1342 Brentwood, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the All Except The Board of Directors recommends you vote FOR the following nominees for a term expiring at the 2019 Annual Meeting of Stockholders: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Gregory P. Raih 02 James A. Watt For 0 0 Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. 2To ratify the selection of Hein & Associates LLP as the Company's independent registered public accountant for fiscal 2016. 3To approve, on an advisory basis, the executive compensation of our named executive officers. 0 0 0 0 NOTE: The holders of the proxy shall vote in accordance with their discretion on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Dat Dat 0000291420_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com BONANZA CREEK ENERGY, INC. Annual Meeting of Stockholders June 6, 2016 11:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Cyrus D. Marter IV and Wade E. Jaques, and each of them with the power to act without the other and with the power of substitution as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all of the shares of Bonanza Creek Energy, Inc. common stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 6, 2016, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy will be voted FOR the election of the nominees under Proposal 1, FOR Proposal 2 and FOR Proposal 3 and in the discretion of the proxies with respect to such other business as may properly come before the meeting, including concerning any adjournment of the meeting. Continued and to be signed on reverse side 0000291420_2 R1.0.1.25